EXHIBIT 10.15

                            ASSET PURCHASE AGREEMENT

                                       BY

                                       AND

                                      AMONG

                       CORNELL CORRECTIONS OF TEXAS, INC.

                        TEXAS ALCOHOLISM FOUNDATION, INC.

                                       AND

                        THE TEXAS HOUSE FOUNDATION, INC.

                            DATED AS OF THE 14TH DAY
                                  OF MAY, 1996
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                               TABLE OF CONTENTS
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ARTICLE I             DEFINITIONS............................................................1
        Section 1.1   ACCOUNTING TERMS.......................................................1
        Section 1.2   DEFINED TERMS..........................................................1

ARTICLE II            CLOSING................................................................4
        Section 2.1   CLOSING................................................................4

ARTICLE III           PURCHASE, SALE AND DELIVERY............................................5
        Section 3.1   THF ACQUISITION ASSETS.................................................5
        Section 3.2   TAF ACQUISITION ASSETS.................................................5
        Section 3.3   EXCLUDED ASSETS........................................................7
        Section 3.4   PURCHASE PRICE.........................................................8
        Section 3.5   ALLOCATION REPORTING...................................................9

ARTICLE IV            LIABILITIES AND OBLIGATIONS............................................9
        Section 4.1   ASSUMED LIABILITIES....................................................9
        Section 4.2   LIABILITIES NOT ASSUMED BY PURCHASER..................................10

ARTICLE V             REPRESENTATIONS AND WARRANTIES OF SELLERS.............................11
        Section 5.1   ORGANIZATION; QUALIFICATION...........................................11
        Section 5.2   AUTHORITY; ENFORCEABILITY.............................................11
        Section 5.3   SUBSIDIARIES..........................................................12
        Section 5.4   CONFLICTING AGREEMENTS AND OTHER MATTERS; CONSENTS....................12
        Section 5.5   NO DEFAULT; COMPLIANCE WITH LAWS AND REGULATIONS......................12
        Section 5.6   FINANCIAL STATEMENTS..................................................13
        Section 5.7   NO UNDISCLOSED LIABILITIES............................................13
        Section 5.8   ABSENCE OF CERTAIN CHANGES............................................13
        Section 5.9   CONTRACTS, AGREEMENTS, PLANS AND COMMITMENTS..........................15
        Section 5.10  ACTIONS PENDING.......................................................16
        Section 5.11  ENVIRONMENTAL.........................................................16
        Section 5.12  INSURANCE.............................................................16
        Section 5.13  TITLE.................................................................17
        Section 5.14  REAL ESTATE...........................................................17
        Section 5.15  SUPPLIES..............................................................18
        Section 5.16  TAXES.................................................................18
        Section 5.17  EMPLOYEE BENEFIT PLANS................................................18
        Section 5.18  EMPLOYEES AND LABOR MATTERS...........................................19
        Section 5.19  INTELLECTUAL PROPERTY RIGHTS..........................................20
        Section 5.20  RELATIONSHIPS.........................................................20
        Section 5.21  CERTAIN PAYMENTS......................................................20
        Section 5.22  BOOKS AND RECORDS.....................................................21
        Section 5.23  CONDITION AND SUFFICIENCY OF ASSETS...................................21

        Section 5.24  SELLERS' DISCLAIMER OF REPRESENTATIONS AND WARRANTIES.................21
        Section 5.25  CERTAIN EXPENSES......................................................21
        Section 5.26  INMATE BANK ACCOUNTS..................................................22
        Section 5.27  ASSUMED ACCRUED VACATION EXPENSE......................................22
        Section 5.28  STUDIES, ETC..........................................................22
        Section 5.29  DISCLOSURE............................................................22

ARTICLE VI            REPRESENTATIONS AND WARRANTIES OF PURCHASER...........................22
        Section 6.1   CORPORATE EXISTENCE...................................................22
        Section 6.2   AUTHORITY; NO CONFLICTS...............................................22
        Section 6.3   BINDING AGREEMENT.....................................................23
        Section 6.4   REGULATORY APPROVALS..................................................23
        Section 6.5   PURCHASER'S INSPECTION................................................23

ARTICLE VII           CERTAIN UNDERSTANDINGS AND AGREEMENTS
                      OF THE PARTIES........................................................23
        Section 7.1   EMPLOYEES.............................................................23
        Section 7.2   TAXES.................................................................24
        Section 7.3   CONSENTS..............................................................25
        Section 7.4   TITLE.................................................................25
        Section 7.5   SURVEY................................................................26
        Section 7.6   REMOVAL OF EXCLUDED ASSETS............................................26
        Section 7.7   ORIGINAL BOOKS AND RECORDS............................................26
        Section 7.8   FURTHER ASSURANCES....................................................26
        Section 7.9   MAIL RECEIVED AFTER CLOSING...........................................26
        Section 7.10  POST-CLOSING SETTLEMENT...............................................26
        Section 7.11  BILLS AND PAYMENTS RECEIVED AFTER CLOSING.............................27
        Section 7.12  LOSS DUE TO CONDEMNATION..............................................27
        Section 7.13  LOSS DUE TO CASUALTY..................................................28

ARTICLE VIII          COVENANTS.............................................................28
        Section 8.1   SELLERS' COVENANTS....................................................28
        Section 8.2   PURCHASER'S COVENANTS.................................................30

ARTICLE IX            CONDITIONS TO CLOSING.................................................30
        Section 9.1   CONDITIONS TO OBLIGATIONS OF PURCHASER................................30
        Section 9.2   CONDITIONS TO OBLIGATIONS OF SELLERS..................................33

ARTICLE X             TERMINATION...........................................................34
        Section 10.1  GROUNDS FOR TERMINATION...............................................34
        Section 10.2  EFFECT OF TERMINATION.................................................35

ARTICLE XI            INDEMNIFICATION.......................................................35
        Section 11.1  SELLERS' INDEMNITY OBLIGATIONS........................................35
        Section 11.2  PURCHASER'S INDEMNITY OBLIGATIONS.....................................36

        Section 11.3  THRESHOLD.............................................................36
        Section 11.4  INDEMNIFICATION PROCEDURES............................................36
        Section 11.5  DETERMINATION OF INDEMNIFIED AMOUNTS..................................38
        Section 11.6  ESCROW................................................................39

ARTICLE XII           COVENANTS NOT TO COMPETE..............................................39
        Section 12.1  SELLERS' COVENANTS NOT TO COMPETE.....................................39

ARTICLE XIII          MISCELLANEOUS.........................................................40
        Section 13.1  COMMISSIONS...........................................................40
        Section 13.2  SURVIVAL..............................................................40
        Section 13.3  EXPENSES..............................................................40
        Section 13.4  NOTICES...............................................................40
        Section 13.5  ENTIRE AGREEMENT......................................................41
        Section 13.6  GOVERNING LAW.........................................................41
        Section 13.7  ARBITRATION...........................................................41
        Section 13.8  ASSIGNMENTS AND THIRD PARTIES.........................................42
        Section 13.9  SEVERABILITY..........................................................43
        Section 13.10 AMENDMENTS; NO WAIVERS................................................43
        Section 13.11 NO THIRD PARTY BENEFICIARIES..........................................43
        Section 13.12 HEADINGS; USE OF CERTAIN TERMS........................................43
        Section 13.13 COUNTERPARTS..........................................................43

SCHEDULES

Schedule 3.2(a)       Machinery, Equipment and Other Tangible Personal Property
Schedule 3.2(b)       Contracts
Schedule 3.2(c)       Motor Vehicles and Other Rolling Stock
Schedule 3.2(i)       Permits
Schedule 3.3(j)       Other Excluded Assets
Schedule 3.5          Allocation of Purchase Price
Schedule 5.1          Foreign Qualification
Schedule 5.4          Conflicting Agreements and Other Matters; Consents
Schedule 5.8          Absence of Certain Changes
Schedule 5.9          Contracts, Agreements, Plans and Commitments
Schedule 5.10         Actions Pending
Schedule 5.12         Insurance
Schedule 5.14         Real Estate
Schedule 5.17         Employee Benefit Plans
Schedule 5.18         Employees and Labor Matters
Schedule 5.26         Inmate Bank Accounts
Schedule 7.4(a)       Title Commitment

EXHIBITS
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Exhibit A             Land
Exhibit B             Escrow Agreement
Exhibit C             Sellers' Officer's Certificate
Exhibit D             Deed
Exhibit E-1           Texas Alcoholism Foundation, Inc. Bill of Sale and Assignment
Exhibit E-2           The Texas House Foundation, Inc. Bill of Sale and Assignment
Exhibit F             Consulting Agreement
Exhibit G             Purchaser's Officer's Certificate
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                                      -iv-

                            ASSET PURCHASE AGREEMENT

               This ASSET PURCHASE AGREEMENT (this "AGREEMENT") dated May 14, 1996 by and among Texas Alcoholism Foundation, Inc., a Texas nonprofit corporation ("TAF"), The Texas House Foundation, Inc., a Texas nonprofit corporation ("THF," along with TAF, each a "SELLER," and collectively, "SELLERS"), and Cornell Corrections of Texas, Inc., a Delaware corporation ("PURCHASER").

               WHEREAS, TAF and THF are in the business of operating a halfway-house for the Texas Department of Criminal Justice ("TDCJ") for parolees and probationers and providing counseling and treatment for behavioral, emotional and psychological disorders; and

               WHEREAS, Purchaser wishes to purchase from Sellers and Sellers wish to sell, transfer, assign and deliver to Purchaser substantially all of the assets of the Business (as hereinafter defined) (except those assets hereinafter specifically excluded from such sale) on the terms and subject to the conditions set forth herein;

               NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements stated herein, the parties hereto covenant and agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

        Section 1.1 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles and on a basis not inconsistent with those applied in the preparation of the financial statements referred to in Section 5.6 hereof.

        Section 1.2 DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified in this Section 1.2. Other capitalized terms have the meanings assigned to them elsewhere in this Agreement.

        AFFILIATE: with respect to any Person, means any Person directly or indirectly controlling, controlled by or under common control with such Person, and any natural Person who is an officer, director or partner of such Person and any members of their immediate families living within the same household. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

        ASSUMED ACCRUED VACATION EXPENSE: means Sellers' accrued vacation expense arising in the ordinary conduct by Sellers of the Business and determined in accordance with generally accepted accounting principles, which, as of May 1, 1996, equaled $13,645.18.

                                      -1-

        BALANCE SHEET: means the balance sheet of each of TAF and THF as of January 31, 1996 described in Section 5.6.

        BEST EFFORTS: means a party's best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

        BUSINESS: means the business engaged in by Sellers, consisting primarily of operating a halfway-house for TDCJ parolees and probationers representing a community residential facility with associated programs within the state of Texas for the housing, training, education, rehabilitation and reformation of persons released on supervision and capable of housing regular parole and mandatory supervision releasees and substance abuse releasees and business to be operated under contracts to provide services or housing for juvenile offenders, but excluding the operations of Sellers conducted at the Excluded Real Property (as hereinafter defined).

        CERCLA: means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

        CODE: means the Internal Revenue Code of 1986, as amended, or any amending or superseding tax laws of the United States of America.

        ENVIRONMENTAL LAWS: means any and all laws, common law, statutes, ordinances, rules, regulations, judgments, orders or other official acts or determinations of any Governmental Authority relating to the protection of human health or safety or regulating or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance, element, compound, mixture or material in any and all jurisdictions in which property of Sellers is located or the business of Sellers is conducted or in which such business at any time has been conducted, including, without limitation, (a) CERCLA, (b) RCRA, (c) the Solid Waste Disposal Act, as amended, (d) the Hazardous and Solid Waste Amendments Act of 1984, as amended, (e) the Clean Air Act, as amended, (f) the Toxic Substances Control Act, as amended, (g) the Safe Drinking Water Act, as amended, (h) the Federal Water Pollution Prevention and Control Act, as amended, (i) the Occupational Safety and Health Act of 1970, as amended, (j) the Hazardous Materials Transportation Act, as amended, (k) the Rivers and Harbors Act of 1899, as amended, and (l) any rules and regulations promulgated pursuant to any or all of (a) through (k) above. The terms "RELEASE" or "THREATENED RELEASE" shall have the meanings specified in CERCLA, and the terms "SOLID WASTE" and "DISPOSAL" (or "DISPOSED") shall have the meanings specified in RCRA; PROVIDED, HOWEVER, that, to the extent the laws of any jurisdiction applicable to Sellers or any of its properties or assets establish a meaning for "release," "solid waste" or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply in such jurisdiction.

        ERISA: means the Employee Retirement Income Security Act of 1974, as amended.

        GOVERNMENTAL AUTHORITY: means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.
                                      -2-

        HAZARDOUS SUBSTANCE: means those elements, materials, compounds, mixtures or substances which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency (the "EPA") or the list of toxic pollutants designated by Congress or the EPA or which are defined as hazardous, toxic, pollutant, infectious, flammable or radioactive by any of the Environmental Laws and, whether or not included on such lists, all products or substances containing petroleum, asbestos, polychlorinated biphenyls, chlorinated hydrocarbons and petroleum products or derivatives thereof.

        INMATE: means any parolee, probationer or other resident, some of whom may be sex offenders, utilizing the services of the halfway-house operated as part of the Business.

        "KNOWLEDGE OF SELLERS" or "BEST KNOWLEDGE OF SELLERS": means, with respect to any matter in question, knowledge or best knowledge, as the case may be, of the officers of Sellers.

        LIEN: means any mortgage, pledge, hypothecation, security interest, encumbrance, right of first refusal, option, lien, charge, condition, restriction or burden of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction).

        MATERIAL ADVERSE EFFECT: means any material adverse effect on the business, financial condition, properties, prospects, net worth or results of operations of Sellers.

        OPERATING EXPENSES: means, for any period, customary gross expenses related to the operation of the Business in the ordinary course of business consistent with historical expenses related to the operation of the Business for such period as determined in accordance with generally accepted accounting principles (on an accrual basis).

        OPERATING REVENUES: means, for any period, gross revenues related to the operation of the Business (including all ancillary net revenues collected from vending machines and telephone operations) for such period, including all cash and other payments received and trade accounts receivable and other rights to receive payment for services of the Business performed during such period, as determined in accordance with generally accepted accounting principles (on an accrual basis).

        PERMITTED ENCUMBRANCES: means (a) materialmen's, mechanics', repairmen's, employees', contractors', operators', tax and other similar liens or charges arising in the ordinary course of business prior to the Closing Date
(i) if they relate to obligations that have not yet become due and payable or
(ii) if their validity is being contested in good faith by appropriate actions;
(b) minor defects and irregularities affecting title to the assets of Sellers, but only if such defects and irregularities do not and will not impair the operation, value or use of the asset affected by such defect or irregularity; and (c) rights reserved to or vested in any governmental body to control or regulate any asset in any manner that does not materially impair the value or use of such asset, including statutory liens for real estate ad valorem taxes not yet due and payable.

        PERSON: means any individual, partnership, joint venture, corporation, limited liability company, association, trust, unincorporated organization, government or agency or subdivision thereof or any other entity.

        PLAN: means an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by THF or TAF or by any trade or business, whether or not incorporated, which, together with THF or TAF, is under common control, as described in Section 414(b) or (c) of the Code.

        RCRA: means the Resources Conservation and Recovery Act of 1976, as amended.

        SUBSIDIARY or SUBSIDIARIES: means, with respect to any specified Person, a corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or other Person at least a majority of whose securities having ordinary voting power for the election of its board of directors or other similar managing body are, at the time as of which any determination is being made, owned legally or beneficially by such Person or one or more Subsidiaries thereof.

        TAX RETURN: means any return, report, statement, information return or other document (including any related or supporting information) filed or required to be filed with any Governmental Authority in connection with the determination, assessment or collection of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes.

        TAXES: means all federal, foreign, state, local or other net or gross income, gross receipts, sales, use, transfer, real property gains or transfer, school, ad valorem, property, value-added, franchise, production, severance, windfall profit, withholding, payroll, employment, excise or similar taxes, assessments, duties, fees, levies or other governmental charges, together with any interest thereon, any penalties, additions to tax or additional amounts with respect thereto and any interest in respect of such penalties, additions or additional amounts.

                                   ARTICLE II

                                     CLOSING

        Section 2.1 CLOSING. The closing of the purchase and sale provided for herein (the "CLOSING") shall take place at the offices of Baker & Botts, L.L.P., One Shell Plaza, 910 Louisiana Street, Houston, Texas 77002, on the date of funding, which shall be on or before June 30, 1996, or at such other place, time or date as may be agreed upon by the parties hereto (the "CLOSING DATE").

                                   ARTICLE III

                           PURCHASE, SALE AND DELIVERY

        Section 3.1 THF ACQUISITION ASSETS. Subject to the terms and conditions of this Agreement and subject to the exclusions set forth in Section 3.3 hereof, and on the basis of the representations and warranties hereinafter set forth, at the Closing THF shall sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall acquire and purchase from THF, subject to Section 3.3 hereof, all of the assets, properties and rights of THF associated with the Business including, without limitation, all of THF's rights, title and interest in and to the following:

               (a) the fee simple interest in and to the real property, containing in the aggregate approximately nine (9) acres, located at 10950 Beaumont Highway, Houston, Harris County, Texas, as more specifically described in the legal description on EXHIBIT A hereto (the "LAND");

               (b) all buildings, structures, fixtures and other improvements located on the Land (the "IMPROVEMENTS");

               (c) all right, title and interest, if any, of THF in and to (i) all easements, tenements, hereditaments, privileges and appurtenances in any way belonging to the Land and Improvements, (ii) any land lying in the bed of any highway, street, road, avenue or access way, open or proposed, in front of or abutting or adjoining the Land and Improvements, (iii) the use of all strips and rights-of-way, if any, abutting, adjacent, contiguous to or adjoining the Land and Improvements, and (iv) all other rights and appurtenances belonging or in any way pertaining thereto including, without limitation, all water, wastewater and other utility rights and capacities (the "APPURTENANCES"); and

               (d) subject to the exclusions set forth in Section 3.3 hereof, all other or additional privileges, rights, interests, properties and assets of every kind and description and wherever located that are used or intended for use in connection with, or that are necessary to the continued conduct of, the Business as presently conducted.

        Section 3.2 TAF ACQUISITION ASSETS. Subject to the terms and conditions of this Agreement and subject to the exclusions set forth in Section 3.3 hereof, and on the basis of the representations and warranties hereinafter set forth, at the Closing TAF shall sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall acquire and purchase from TAF, subject to Section 3.3 hereof, all of the assets, properties and rights of TAF associated with the Business including, without limitation, all of TAF's rights, title and interest in and to the following:

               (a) all of the machinery, equipment, trade fixtures, tools, furniture, appliances, implements, spare parts, supplies, leasehold improvements, construction in progress and all other tangible personal property used in the operation of the Business which are owned by Sellers on the Closing Date, including, without limitation, those listed on SCHEDULE 3.2(A) hereto (collectively, the "EQUIPMENT");

               (b) subject to Section 7.3 hereof, all right, title and interest in, to and under all contracts (including, without limitation, all of the operating contracts of TAF), leases, agreements, equipment or other lease licenses, government contract awards, management agreements and building service agreements related to services used in the operation of the Business and to which TAF is a party on the Closing Date or by which any of the Acquisition Assets (as hereinafter defined) are then bound including, without limitation, those listed on SCHEDULE 3.2(B) hereto (collectively, the "CONTRACTS");

               (c) the motor vehicles and other rolling stock used in the operation of the Business which are owned by TAF on the Closing Date, which are those listed on SCHEDULE 3.2(C) hereto (collectively, the "MOTOR VEHICLES");

               (d) all prepaid items, deposits and other similar assets of TAF which exist at the Closing Date and which are associated with goods or services used in the Business;

               (e) all office supplies, kitchen supplies, laundry supplies, medical supplies, spare parts, safety equipment, maintenance supplies, other supplies used or consumed in the Business and other similar items which exist on the Closing Date and which are used in the Business (collectively, the "SUPPLIES");

               (f) cash or cash equivalents representing fund accounts of Inmates ("INMATE BANK ACCOUNTS"), if any;

               (g) Operating Revenues for the period commencing on May 1, 1996, subject to the assumption and payment of Operating Expenses for such period by Purchaser pursuant to Section 4.1(d) hereof.;

               (h) all goodwill and going concern value of the Business;

               (i) all right, title and interest in licenses, permits and franchises issued by any federal, state, municipal or other governmental authority (the "PERMITS") relating to the Acquisition Assets or the Business, including, without limitation, those listed on SCHEDULE 3.2(I) hereto to the extent transferable;

               (j) all patents, patent applications, processes, shop rights, formulas, brand names, trade secrets, service marks, copyrights, drawings, and any similar items and related rights owned by or licensed to TAF and used in connection with the Business, together with any goodwill associated therewith and all rights of action on account of past, present and future unauthorized use or infringement thereof, excluding any trademarks and trade names owned by or licensed to Sellers and used in connection with the Business;

               (k) all rights under express or implied warranties from the suppliers of TAF with respect to the Acquisition Assets, to the extent they are assignable;

               (l) all warranties and guaranties pertaining to the Permits and Contracts, to the extent transferable under their terms and applicable laws;

               (m) copies, if any, made at Purchaser's sole cost and expense, of all books, records, papers and instruments of whatever nature and wherever located that relate to the Business or the Acquisition Assets or which are required or necessary in order for Purchaser to conduct the Business from and after the Closing Date in the manner in which it is presently being conducted, including, without limitation, blueprints of the Improvements, accounting and financial records relating to the Contracts, maintenance records, environmental records and reports, correspondence with the TDCJ or other Governmental Authorities related to the Business, supplier lists and other supplier data relating to the purchase of supplies used in connection with the Business, and confidential information exclusively relating to or exclusively arising out of the Business (collectively, the "BUSINESS RECORDS");

               (n) copies, if any, made at Purchaser's sole cost and expense, of all personnel files and other materials relating to employees of Sellers who are to be offered employment by Purchaser as contemplated by Section 7 hereof (collectively, the "PERSONNEL FILES");

               (o) copies, if any, made at Purchaser's sole cost and expense, of all records of compliance and noncompliance with the laws, regulations, ordinances and orders applicable to the Acquisition Assets or the Business (collectively, the "COMPLIANCE RECORDS");

               (p) all right, title and interest in, to and under all rights, privileges, claims, causes of action, and options relating or pertaining to the Acquisition Assets or the Business save and except claims of TAF (and THF, if any) against the Texas Commission on Alcoholism and Drug Abuse ("TCADA") relating to periods prior to the Closing Date; and

               (q) subject to the exclusions set forth in Section 3.3 hereof, all other or additional privileges, rights, interests, properties and assets of every kind and description and wherever located that are used or intended for use in connection with, or that are necessary to the continued conduct of, the Business as presently conducted.

               Subject to Section 3.3 hereof, all of the assets referenced in
Section 3.1 and Section 3.2 are collectively referred to as the "ACQUISITION ASSETS."

        Section 3.3 EXCLUDED ASSETS. Notwithstanding Section 3.1 and Section 3.2 hereof, Sellers are not selling and Purchaser is not purchasing pursuant to this Agreement any of the following, all of which shall be retained by Sellers (collectively, the "EXCLUDED ASSETS"):

               (a) any cash or cash equivalents and bank accounts other than (i) Inmate Bank Accounts and (ii) cash included in the Acquisition Assets pursuant to Section 3.2(g);

               (b) any minute books, tax returns and other similar corporate documents;

               (c) all trade accounts receivable and all other rights to payment for goods sold or leased or for services rendered prior to May 1, 1996;

               (d)    all insurance policies of Sellers;

               (e)    any and all employee benefit plans of Sellers;

               (f) the real property located at 2208 West 34th Street, Houston, Harris County, Texas (the "EXCLUDED LAND"), and all buildings, structures, fixtures and other improvements located on the Excluded Land, and all right, title and interest, if any, in and to the following to the extent the same relate to the Excluded Land and do not form part of the Land, Improvements or Appurtenances: (i) all easements, tenements, hereditaments, privileges and appurtenances in any way belonging to the Excluded Land and/or its improvements, (ii) any land lying in the bed of any highway, street, road, avenue or access way, open or proposed, in front of or abutting or adjoining the Excluded Land and/or its improvements, (iii) the use of all strips and rights-of-way and other land, if any, abutting, adjacent, contiguous to or adjoining the Excluded Land and/or its improvements, and (iv) all other rights and appurtenances belonging or in any way pertaining to the foregoing Excluded Land, improvements and other interests, including, without limitation, all water, wastewater and other utility rights and capacities (collectively, the "EXCLUDED REAL PROPERTY");

               (g) subject to the provisions of Section 7.7 hereof, originals of the Business Records, Personnel Files and Compliance Records;

               (h) equipment, contracts, prepaid items, supplies, goodwill, permits, intellectual property, business records, personnel files, compliance records and other items solely related to operations conducted at the Excluded Land and not previously assets of, or recorded on Sellers' books as being assets of, the Business;

               (i) claims of Sellers against TCADA for sums due Sellers for services rendered prior to May 1, 1996; and

               (j) any other assets listed on SCHEDULE 3.3(J) hereto.

        Section 3.4 PURCHASE PRICE.

        (a) The aggregate consideration for the purchase of the Acquisition Assets and Sellers' covenants not to compete, as set forth in Article XII hereof, shall be (i) $2,000,000, (ii) less an amount equal to the Assumed Accrued Vacation Expense as of May 1, 1996, (iii) plus 8% simple interest per annum based on a 360-day year on $2,000,000 from May 1, 1996 through the Closing Date (collectively, the price for the Acquisition Assets and Sellers' covenants not to compete shall be referred to as the "PURCHASE PRICE").

        (b) Contemporaneous with the execution of this Agreement, Purchaser has delivered to Sellers the sum of $9,900 to serve as an option fee (the "OPTION FEE"), which, upon the terms and subject to the conditions hereof, including Section 10.2, shall be applied against the Purchase Price at Closing.

        (c) Upon the terms and subject to the conditions hereof, at the Closing, Purchaser shall pay $1,890,100, less an amount equal to the Assumed Accrued Vacation Expense as of May 1, 1996 of the Purchase Price to Sellers by wire transfer to an account designated in writing by Sellers or by a bank cashier's check made payable to Sellers, as specified by Sellers.

        (d) Upon the terms and subject to the conditions hereof, at the Closing, Purchaser shall pay $100,000 (the "ESCROWED PURCHASE PRICE") of the Purchase Price to Charter Title Company, as Escrow Agent, or another escrow agent mutually acceptable to Purchaser and Sellers (the "ESCROW AGENT"), to be held by the Escrow Agent and disbursed by the Escrow Agent in accordance with the terms and conditions of the Escrow Agreement, substantially in the form of EXHIBIT B hereto (the "ESCROW AGREEMENT"), to be executed by Purchaser and Sellers at the Closing.

        Section 3.5 ALLOCATION REPORTING. Unless otherwise agreed by Purchaser and Sellers, (i) SCHEDULE 3.5 hereto sets forth the allocations established by Purchaser and Sellers of the Purchase Price and the Assumed Liabilities (as hereinafter defined) (and any other items constituting consideration paid by Purchaser or received by Sellers in connection with the disposition of the Acquisition Assets) among the Acquisition Assets; (ii) the allocations set forth on SCHEDULE 3.5 hereto will be used by Purchaser and Sellers as the basis for reporting asset values and other items for purposes of all required Tax Returns (including any Tax Returns required to be filed under Section 1060(b) of the Code and the Treasury regulations thereunder); and (iii) Purchaser and Sellers will not to assert, in connection with any audit or other proceeding with respect to Taxes, any asset values or other items inconsistent with the allocations set forth on SCHEDULE 3.5 hereto.


                                   ARTICLE IV

                           LIABILITIES AND OBLIGATIONS

        Section 4.1 ASSUMED LIABILITIES. As part of the consideration for the Acquisition Assets, and subject to Section 4.2 hereof, at the Closing, Purchaser shall assume and pay, and shall discharge and, to the extent described in
Article XI hereto, indemnify Sellers with respect to the following:

               (a) the Assumed Accrued Vacation Expense as of May 1, 1996;

               (b) any commitments and liabilities arising after the Closing Date pursuant to all Contracts (provided that the rights thereunder have been duly and effectively assigned to Purchaser);

               (c) subject to representations and warranties of Sellers set forth in this Agreement, any liability or obligation resulting from Environmental Laws and compliance with Governmental Authorities related to Environmental Laws with respect to the Land and the Appurtenances (together, the "ACQUIRED PROPERTY") and the operation of the Business on the Acquired Property arising after the Closing Date, but excluding any such liability or obligation resulting from, caused by or related to any act or omission of Sellers or any current or former officer, director, employee, agent, representative, tenant or invitee of Sellers occurring prior to the Closing Date;

               (d) Operating Expenses in connection with services rendered by Sellers in connection with the Business for the period after April 30, 1996; and

               (e) any claims by Sellers' employees and inmates to the extent resulting from actions by Purchaser or any of Purchaser's directors, officers, stockholders, employees, agents or representatives which occurred between May 1, 1996 and the Closing Date.

The above-referenced liabilities (Section 4.1(a), through 4.1(d)) are collectively referred to as the "ASSUMED LIABILITIES."

        Section 4.2 LIABILITIES NOT ASSUMED BY PURCHASER. Except as provided in
Section 4.1 hereof, Purchaser does not assume or agree to pay, perform or discharge, and shall not be responsible for, any other liabilities or obligations of a Seller, whether accrued, absolute, contingent or otherwise, including, without limitation, liabilities or obligations based on, arising out of or in connection with the following (collectively, the "EXCLUDED LIABILITIES"):

               (a) any indebtedness (whether short-term or long-term) for borrowed money;

               (b) any Taxes for which a Seller is liable (taking into account the provisions of Section 7.2(a) hereof);

               (c) except as specifically set forth in 4.1(d) with respect to Operating Expenses after April 30, 1996 and 4.1(e) with respect to certain claims resulting from actions prior to the Closing Date, all liabilities and obligations accruing on or prior to the Closing Date, including, without limitation, liabilities and obligations associated with claims by TCADA, or its successors, against a Seller related to events which occurred prior to the Closing Date;

               (d) except with respect to liabilities assumed pursuant to
        Section 4.1(d) above, any accrued or other liability (excluding the Assumed Accrued Vacation Expense as of May 1, 1996) to or with respect to any employee relating to service rendered prior to the Closing Date, any accrued or other liability under any pension plan or agreement or employee benefit plan or arrangement with respect to any of Sellers' employees, past or present, and any other accrued expenses;

               (e) any liability or obligation (contingent or otherwise) of Sellers arising out of any claim, litigation or proceeding threatened or pending on or before the Closing Date or any claim, litigation or proceeding threatened or initiated after the Closing Date, to the extent based on an act or omission of Sellers occurring before the Closing Date, whether or not set forth on SCHEDULE 5.10, (none of which liabilities or obligations shall be considered Operating Expenses for purposes of Section 4.1(d) hereof);

               (f) any liability or obligation under or in connection with the Excluded Real Property or the business conducted on the Excluded Real Property;

               (g) except as expressly set forth in Section 4.1(c) hereof, any claims or conditions arising under or relating to Environmental Laws or similar legal requirements attributable or relating to the assets (including, without limitation, the operation thereof) or the business of Sellers, including any liability or obligation resulting from Environmental Laws with respect to the Acquired Property arising after the Closing Date resulting from, caused by or related to any act or omission of Sellers or any current or former officer, director, employee, agent, representative, tenant or invitee of Sellers which occurred prior to the Closing Date;

               (h) any liability arising out of or in connection with Sellers' defective performance of any Contract or any express or implied warranty with respect to performance of any Contract prior to the Closing Date;

               (i) any liability arising out of or in connection with any unlicensed or other unauthorized use by Sellers of any patented or unpatented invention, trade secret, copyright, trademark or other industrial property right; or

               (j) any liability or obligation under or in connection with the Excluded Assets.

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

               Sellers jointly and severally represent, warrant and agree to and with Purchaser as follows:

        Section 5.1 ORGANIZATION; QUALIFICATION. Each Seller is a nonprofit corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Each Seller has heretofore delivered to Purchaser true, correct and complete copies of its articles of incorporation and bylaws, each as amended or restated through the date of this Agreement. Each Seller has all requisite power and authority to own and operate its assets and properties and to carry on its business as it is now being conducted. Each Seller is duly licensed or qualified as a foreign entity to do business and is in good standing in all jurisdictions, if any, wherein the character of the properties owned or held by it or the nature of the business transacted by it requires it to be so licensed or qualified. SCHEDULE 5.1 hereto sets forth a list of all jurisdictions in which each Seller is currently licensed or qualified to transact business as a foreign entity.

        Section 5.2 AUTHORITY; ENFORCEABILITY. Each Seller has all requisite corporate power and authority to enter into this Agreement. All necessary action on the part of each Seller has been taken to authorize the execution and delivery of this Agreement, the performance of their respective obligations hereunder and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each Seller. This Agreement constitutes, as of the date hereof, and this Agreement and all documents and instruments required hereunder to be executed and delivered by Sellers at Closing will constitute, on the Closing Date, legal, valid and binding obligation of each Seller enforceable against each Seller in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        Section 5.3 SUBSIDIARIES. No Seller has any Subsidiaries or holds any equity interest in or controls (directly or indirectly, through the ownership of securities, by contract, by proxy, alone or in combination with others, or otherwise) any corporation, limited liability company, partnership, business organization or other Person.

        Section 5.4 CONFLICTING AGREEMENTS AND OTHER MATTERS; CONSENTS. No Seller is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or financial condition as of the date hereof. Except as set forth on
Schedule 5.4 hereto, the execution and delivery of this Agreement does not, the fulfillment of or compliance with the terms and provisions hereof will not, and the consummation of the transactions contemplated hereby will not:

               (a) violate or conflict with any provision of, or require any notice, consent, authorization or approval under, the articles of incorporation or bylaws of a Seller;

               (b) violate or conflict with any provision of, or require any filing, consent, authorization or approval under, any law or administrative regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to or binding upon a Seller or to which any of a Seller's assets or properties is subject; or

               (c) conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both), accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, (i) any mortgage, indenture, deed of trust, loan or credit agreement or any other agreement or instrument evidencing indebtedness for money borrowed to which a Seller is a party or by which a Seller is bound or to which any of a Seller's properties is subject or (ii) any lease, license, contract or other agreement or instrument to which a Seller is a party or by which a Seller is bound or to which any of a Seller's properties is subject.

        Section 5.5   NO DEFAULT; COMPLIANCE WITH LAWS AND REGULATIONS.

        (a) No Seller is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, (i) any mortgage, loan or credit agreement, indenture, evidence of indebtedness or other instrument evidencing borrowed money to which a Seller is a party or by which a Seller or any of its properties is bound, (ii) any judgment, order or injunction of any court or Governmental Authority or (iii) any other material agreement, contract, lease or license.

        (b) To the best knowledge of Sellers, no Seller is in violation of any law, regulation, order, judgment or decree of any federal or state court or Governmental Authority applicable to its business or operation.

        (c) Each Seller holds such licenses, certificates, permits, franchises, consents, waivers, authorizations, approvals and orders of Governmental Authorities as are necessary to carry on its business as currently conducted. To the best knowledge of Sellers, no Seller is in material violation of any such license, certificate, permit, franchise, consent, waiver, authorization, approval or order. All such licenses, certificates, permits, franchises, consents, waivers, authorizations, approvals and orders are in full force and effect, and no written notice of, or, to the knowledge of Sellers, verbal notice of, suspension, revocation or cancellation thereof has been threatened, and each Seller is fully authorized to assign to Purchaser such licenses, certificates, permits, franchises, consents, waivers, authorizations, approvals and orders subject to consents, authorizations and approvals from Governmental Authorities or other third parties.

        Section 5.6 FINANCIAL STATEMENTS. Each Seller has heretofore furnished Purchaser with the following financial statements, identified by the principal financial officer each Seller, as the case may be: (a) the audited balance sheets of each Seller as of August 31 in each of the years 1993 and 1994, the unaudited balance sheet of each Seller as of August 31, 1995 and the related income and cash flow statements for each such year, and (b) an unaudited balance sheet of each Seller as of January 31, 1996 and the related income and cash flow statements for the five (5) month period ended on January 31, 1996. Such financial statements (including any related schedules and notes) are true, complete and correct, and fairly present the financial position of each Seller as of their respective dates and the results of operations of each Seller for the periods therein indicated, and were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. Except for ordinary and customary liabilities that have arisen in the ordinary course of business of each Seller since January 31, 1996, each Seller does not have any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) that are not reflected in its financial statements.

        Section 5.7 NO UNDISCLOSED LIABILITIES. There is no existing, contingent or threatened liability, obligation, Lien or claim of any nature (absolute, accrued, contingent or otherwise) that relates to or has been or may be asserted against a Seller, other than liabilities arising after the date of the Balance Sheet in the ordinary course of business consistent with past practice.

        Section 5.8 ABSENCE OF CERTAIN CHANGES. Except as disclosed on SCHEDULE
5.8 hereto, since January 31, 1996 there has not been:

               (a) any material adverse change in the business, financial condition, properties, prospects, net worth or results of operations of a Seller;

               (b) any damage, destruction or loss suffered by Sellers, whether covered by insurance or not;

               (c) any change by a Seller in tax methods, principles or elections or in accounting methods or principles that would be required to be disclosed under generally accepted accounting principles;

               (d) any sale, lease or other disposition of properties and assets of a Seller, other than those in the ordinary course of business consistent with past practices;

               (e) any merger or consolidation of a Seller with any other Person or any acquisition by a Seller of the stock or business of another Person;

               (f) any borrowing, agreement to borrow funds or guaranty by a Seller or any termination or amendment of any evidence of indebtedness, contract, agreement, deed, mortgage, lease, license or other instrument to which any Seller is bound or by which a Seller or any of its properties is bound other than in the ordinary course of business and consistent with past practices;

               (g) any cancellation of debt by a Seller or waiver of any claim or right of substantial value to a Seller;

               (h) any increase in the compensation payable or to become payable by a Seller to the directors, officers or employees of such Seller, any increase in benefits or benefit plan costs or any increase in any bonus, insurance, compensation or other benefit plan made for or with or covering any directors, officers or employees of such Seller other than consistent with past practices;

               (i) any employment, consulting, severance or indemnification agreement entered into or made by a Seller with any of its employees, or any collective bargaining agreement or other obligation to any labor organization incurred or entered into by a Seller;

               (j) the creation or imposition of any Lien, other than a Permitted Encumbrance, on any of the Acquisition Assets;

               (k) any reduction in accruals or reserves, except to the extent of related cash payments or other reductions consistent with past practice;

               (l) any write-up or write-down of the value of a Seller's assets, except for writeups or write-downs in accordance with generally accepted accounting principles and in the ordinary course of business and consistent with past practice;

               (m) the making of any capital expenditure or commitments therefor in excess of $10,000 in the aggregate;

               (n) any amendment to the articles of incorporation or bylaws of a Seller;

                (o) any contract bid for an amount in excess of $10,000; or

               (p) any contract or commitment to do any of the foregoing.

        Section 5.9 CONTRACTS, AGREEMENTS, PLANS AND COMMITMENTS. SCHEDULE 5.9 hereto sets forth a complete list of the following contracts, agreements, plans and commitments to which any Seller is a party or by which any Seller or any of its properties is bound as of the date hereof:

               (a) any contract, commitment or agreement that involves aggregate expenditures by a Seller of more than $10,000 per year;

               (b) any contract or agreement (including any such contracts or agreements entered into with any Governmental Authority) relating to the maintenance, operation or occupancy of a halfway-house on the Land or the provision of outpatient counseling services to the residents of a halfway-house operated on the Land;

               (c) any indenture, loan agreement or note under which a Seller has outstanding indebtedness, obligations or liabilities for borrowed money;

               (d) any lease or sublease for the use or occupancy of real property;

               (e) any agreement that restricts the right of a Seller to engage in any type of business;

               (f) any guarantee, direct or indirect, by any Person of any contract, lease or agreement entered into by a Seller;

               (g) any partnership, joint venture or construction and operation agreement;

               (h) any agreement of surety, guarantee or indemnification with respect to which a Seller is the obligor, outside of the ordinary course of business;

               (i) any contract that requires a Seller to pay for goods or services substantially in excess of its estimated needs for such items or the fair market value of such items; and

               (j) any other contract that a Seller deems to be material to the Business.

True, correct and complete copies of each of such contracts, agreements, plans and commitments have been delivered to or made available for inspection by Purchaser. All such contracts, agreements, plans and commitments (i) were duly and validly executed and delivered by each Seller, as applicable, and, to the knowledge of Sellers, the other parties thereto and (ii) are valid and in full force and effect. Each Seller has fulfilled all material obligations required of each Seller under each such contract, agreement, plan or commitment to have been performed by it prior to the date hereof. Except as set forth on SCHEDULE 5.9, there are no counterclaims or offsets under any of such contracts, agreements, plans and commitments.

        Section 5.10 ACTIONS PENDING. Except as set forth on SCHEDULE 5.10 hereto, there is no action, claim, suit, investigation or proceeding pending or, to the knowledge of Sellers, threatened against a Seller or involving any properties or rights of Seller by or before any court, arbitrator or Governmental Authority. There is no action, claim, suit, investigation or proceeding pending or, to the knowledge of Sellers, threatened against a Seller which purports to affect the validity or enforceability of this Agreement or that seeks to prohibit, restrict or delay the consummation of the transactions contemplated hereby or that might have a Material Adverse Effect on a Seller or its assets or property. SCHEDULE 5.10 sets forth a summary description (including the cost to each Seller of each such lawsuit (including any settlements or judgments paid by each Seller and reasonable attorneys' fees incurred by each Seller) and the amount, if any, covered by insurance) of all current and prior lawsuits by or against a Seller.

        Section 5.11 ENVIRONMENTAL. To the best knowledge of Sellers, each Seller has conducted and is conducting its businesses in compliance with all Environmental Laws and none of the operations of a Seller is the subject of federal, state or local investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Substance into the environment. No Seller has (and to the best knowledge of Sellers, no other Person has) filed any notice under any federal, state or local law indicating that a Seller is responsible for the release into the environment or the improper storage of any amount of any Hazardous Substance, or that any such Hazardous Substance has been released or is improperly stored upon any owned, operated or leased property of a Seller. To the best knowledge of Sellers, no Seller otherwise has liability or contingent liability in connection with any violation of Environmental Laws or in connection with the release or threatened release into the environment or the improper storage of any Hazardous Substance. To the best knowledge of Sellers, all notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operations of a Seller, including, without limitation, present or past treatment, storage, disposal or release of a Hazardous Substance into the environment, have been duly obtained or filed, and each Seller is in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations. To the best knowledge of Sellers, there has been no release or threatened release of any Hazardous Substances on or to any of the owned, operated or leased properties or assets of a Seller that either (a) is not in compliance with Environmental Laws or (b) could create an obligation or liability of a Seller under Environmental Laws, and there are no storage tanks or other containers on or under any of the owned, operated or leased properties or assets of a Seller from which any Hazardous Substances may be released into the surrounding environment. To the best knowledge of Sellers, no claims are pending or threatened by third parties against a Seller alleging liability for exposure to a Hazardous Substance and there have been no environmental investigations, studies, audits, reviews or other analyses conducted by or which are in the possession of a Seller regarding any facility or property owned, operated or leased by a Seller which have not been delivered to Purchaser.

        Section 5.12 INSURANCE. SCHEDULE 5.12 hereto sets forth a list of all insurance policies owned by each Seller by which a Seller or any of its properties or assets is covered against present losses, all of which are now in full force and effect. No insurance has been refused with respect to any operations, properties or assets of a Seller nor has coverage of any insurance been limited by any insurance carrier that has carried, or received any application for, any such insurance during the last three (3) years. No insurance carrier has denied any claims made against any of the policies listed on SCHEDULE 5.12 hereto.

        Section 5.13 TITLE. Each Seller has good and indefeasible title to its personal, tangible and intangible properties and assets, including such properties and assets reflected in the Balance Sheet and, except as noted in the financial statements and the notes thereto delivered pursuant to Section 5.6 hereof, said properties and assets are not subject to any Lien, other than Permitted Encumbrances. No Seller has received any written notice of any material adverse claim that has not been satisfied with respect to its title to any material Permit, right-of-way, easement or lease on or under which any of its facilities are located. Each Seller enjoys peaceful and undisturbed possession under all material Permits or leases under which it is operating, and all such Permits and leases are valid, subsisting and in full force and effect.

        Section 5.14 REAL ESTATE.

        (a) SCHEDULE 5.14 hereto contains an accurate and complete list of all real property owned in whole or in part by each Seller as part of or related to the Business, and includes the name of the record title holder thereof and a list of all indebtedness secured by any Lien thereon. Each Seller has good and indefeasible title in fee simple to all the real property owned by it, free and clear of any Lien, except for Permitted Encumbrances. To the best knowledge of Sellers, none of the buildings, structures or appurtenances (or any equipment therein) located on such real property, nor the operation or maintenance thereof, violates in any respect any restrictive covenant, or encroaches on any property owned by others. No condemnation proceeding is pending, or to the knowledge of Sellers, threatened which would preclude or impair in any material respect the use of such property by a Seller for the purpose for which it is currently used.

        (b) SCHEDULE 5.14 hereto sets forth a list and summary description (including property location, parties and annual rental payments) of all leases, subleases and other agreements as part of or related to the Business under which any Seller is lessor or lessee of, or uses or occupies or allows the use or occupancy of, any real property. All such leases, subleases and other agreements are valid and subsisting and in full force and effect.

        (c) There is no proceeding pending or, to the knowledge of Sellers, threatened that could result in the termination of or material limitations on access to the real property listed on SCHEDULE 5.14 to and from public highways, streets and roads, and the real property listed on SCHEDULE 5.14 is connected to and serviced by public utilities, all of which, in Sellers' reasonable judgment, are adequate for the use of the real property listed thereon as the Business is currently conducted. Except as caused by natural disasters or power outages, no Seller has experienced during the three (3) years preceding the date hereof any material interruption in the delivery of adequate quantities of any utilities (including, without limitation, electricity, natural gas, potable water, water for cooling or similar purposes and fuel oil) or other public services (including, without limitation, sanitary and industrial sewer service) required in the operation of the Business during such period and no such material interruption is, to the knowledge of Sellers, threatened.

        Section 5.15 SUPPLIES. The Supplies of each Seller are of a quantity and quality that has been normal for such Seller in the ordinary course of business of such Seller and are owned by such Seller free and clear of any Liens. The value of the Supplies have been recorded on the books of each Seller in accordance with generally accepted accounting principles.

        Section 5.16 TAXES.

        (a) Each Seller has provided Purchaser with true and correct copies of all Tax Returns, if any, of each such Seller for the past three years.

        (b) Each Seller has caused to be duly filed in a timely manner with the appropriate Governmental Authorities all Tax Returns required to be filed by or with respect to the Business or the Acquisition Assets and has caused to be paid or deposited all Taxes (including estimated Taxes) required with respect to the periods covered by such Tax Returns or by any taxing authority. All Taxes required to be collected or withheld with respect to the Business or the Acquisition Assets have been duly collected or withheld, and all Taxes with respect to the Business or the Acquisition Assets required under generally accepted accounting principles to be accrued on the financial statements of each Seller have been so accrued.

        (c) No liens with respect to Taxes exist, and no Seller has reason to expect that any lien with respect to Taxes will arise, on or with respect to the Business or the Acquisition Assets, except for liens imposed by law and incurred in the ordinary course of business for obligations not yet due. No extension of time is in effect with respect to the date on which any Tax Return is to be filed by or with respect to the Business or the Acquisition Assets. There are no outstanding agreements or waivers extending the period for assessment or collection of any Taxes relating to the ownership or operation of the Business or the Acquisition Assets.

        (d) There is no pending action, proceeding or investigation, and, to the knowledge of Sellers, no action, proceeding or investigation has been threatened by any Governmental Authority, for assessment or collection of Taxes with respect to the Business or the Acquisition Assets. No claim for assessment or collection of Taxes has been asserted during the past five (5) years and no actual or proposed assessment has been made with respect to Taxes relating to the ownership or operation of the Business or the Acquisition Assets.

        Section 5.17  EMPLOYEE BENEFIT PLANS.

        (a) Each Plan is listed on SCHEDULE 5.17 hereto. No Plan is or has been
(i) covered by Title IV of ERISA, (ii) subject to the minimum funding requirements of Section 412 of the Code or (iii) a "multi-employer plan" as defined in Section 3(37) of ERISA. Each Plan intended to be qualified under
Section 401(a) of the Code is designated as a tax-qualified plan on SCHEDULE
5.17 and is so qualified.

        (b) Each Seller has heretofore delivered to Purchaser true and correct copies of the following, if any:

               (i) each Plan listed on SCHEDULE 5.17, all amendments thereto as of the date hereof and all current summary plan descriptions provided to employees regarding the Plans;

               (ii) each trust agreement and annuity contract (or any other funding instruments) pertaining to any of the Plans, including all amendments to such documents to the date hereof;

               (iii) each management or employment contract or contract for personal services and a complete description of any understanding or commitment between a Seller and any officer, consultant, director, employee or independent contractor of a Seller that is not by its terms terminable at will; and

               (iv) a complete description of each other plan, policy, contract or arrangement providing for bonuses, deferred compensation, retirement payments, profit sharing, incentive pay, commissions, hospitalization or medical expenses or insurance for any officer, consultant, director, annuitant, employee or independent contractor of a Seller as such or members of their families (other than directors' and officers' liability policies), whether or not insured (a "BENEFIT PROGRAM").

        (c) Each Plan and Benefit Program has been maintained and administered in compliance with the terms and requirements of all applicable laws. No Seller has a commitment or obligation to establish or adopt any new or additional Plans or to increase the benefits under any existing Plan. The combined annual cost to Sellers of all Plans does not exceed two percent of the combined annual payroll of Sellers, including overtime, required to operate the Business (including all administrative and support personnel, but excluding the salary of Joe Knauth).

        Section 5.18  EMPLOYEES AND LABOR MATTERS.

        (a) SCHEDULE 5.18 hereto is a complete list of all employees of Sellers listing the title or position held, base salary or wage rate and any bonuses, commissions, profit sharing, Sellers' vehicles, club memberships or other compensation or perquisites payable, all employee benefits received by such employees and any other material terms of any oral or written agreement with each Seller which relate to the Business. As of the date of this Agreement and as of the Closing Date, the combined projected annual payroll for calendar year 1996 of Sellers, including overtime, required to operate the Business (including all administrative and support personnel, but excluding the salary of Joe Knauth) is not greater than $1,215,000, and no Seller has entered into any agreement or agreements pursuant to which the combined annual payroll of Sellers, including overtime, required to operate the Business (including all administrative and support personnel, but excluding the salary of Joe Knauth) would be greater than $1,215,000. SCHEDULE 5.18 also includes a detailed description of all health, dental, life and disability insurance plans of each Seller and a description of the cost per employee under each such plan for individual coverage as well as for coverage of such employee's dependents.

        (b) Except as set forth on SCHEDULE 5.18, no Seller is a party to or bound by any employment agreements or commitments (written or oral), other than on an at will basis. Sellers are in compliance with all applicable laws respecting the employment and employment practices, terms and conditions of employment and wages and hours of its employees and is not engaged in any unfair labor practice. All of the employees of each Seller who work in the United States are lawfully authorized to work in the United States according to federal immigration laws. There is no labor strike or labor disturbance pending or, to the knowledge of Sellers, threatened against a Seller with respect to the Business and during the past five (5) years no Seller has experienced a work stoppage with respect to the Business.

        (c) No Seller is a party to or bound by the terms of any collective bargaining agreement or other union contract applicable to any employee of such Seller and no such agreement or contract has been requested by any employee or group of employees of a Seller, nor has there been any discussion with respect thereto by management of Seller with any employees of such Seller. No Seller is aware of any union organizing activities or proceedings involving, or any pending petitions for recognition of, a labor union or association as the exclusive bargaining agent for, or where the purpose is to organize, any group or groups of employees of a Seller. There is not currently pending, with regard to any of its facilities, any proceeding before the National Labor Relations Board, wherein any labor organization is seeking representation of any employees of a Seller.

        Section 5.19 INTELLECTUAL PROPERTY RIGHTS. All patents, trademarks (whether registered or not), trade names, corporate names, computer software, copyrights and patent or know-how licenses (wherein a Seller is either licensee or licensor) and any other intellectual property of a Seller (the "INTELLECTUAL PROPERTY RIGHTS") are lawfully owned, possessed or used by each such Seller, as the case may be. No past due royalties or other payments subsequent to the Closing Date are or will be required to be paid to any Person who is the licensor under such license agreements as they currently exist, and no Seller is now nor upon consummation of the transactions contemplated hereby will be in default in any obligation with respect to any agreement with others concerning the Intellectual Property Rights. There is no existing or threatened infringement, misuse or misappropriation by others of the Intellectual Property Rights; there is no pending or threatened claim by a Seller against others for any such infringement, misuse or misappropriation; and there is no pending judicial proceeding involving any claim, and no Seller has received any notice or claim of any infringement, misuse or misappropriation by a Seller of any patent, trademark, trade name, copyright, Intellectual Property Rights license or similar right owned by any third party during the past five (5) years.

        Section 5.20 RELATIONSHIPS. No Seller has received written notice from any supplier or from any party to any Contract involving more than $10,000 annually with such Seller (each a "CONTRACT PARTY"), during the past two (2) years that such supplier or Contract Party intends to discontinue doing business with such Seller, and no supplier or Contract Party during the past two (2) years has indicated any intention (a) to terminate its existing business relationship with such Seller or (b) not to continue its business relationship with such Seller, whether as a result of the transactions contemplated hereby or otherwise.

        Section 5.21 CERTAIN PAYMENTS. No Seller or, to the best knowledge of Sellers, any officer or employee of a Seller has paid or received or caused to be paid or received, directly or indirectly, in connection with the business of such Seller (a) any bribe, kickback or other similar payment to or from any domestic or foreign government or agency thereof or any other Person or (b) any contribution to any domestic or foreign political party or candidate (other than from personal funds of officers or employees not reimbursed by a Seller or as permitted by applicable law).

        Section 5.22 BOOKS AND RECORDS. The corporate minute books, and other corporate records of each Seller are correct and complete in all material respects and the signatures appearing on all documents contained therein are the true signatures of the person purporting to have signed the same. All actions reflected in said books and records were duly and validly taken in compliance with the laws of the State of Texas and no meeting of board of directors, or committee has been held for which minutes have not been prepared and are not contained in the minute books. To the extent that they exist, all personnel files, reports, accounting and tax records and other similar records that relate to the business of each Seller have been prepared and maintained in accordance with good business practices and, where applicable, in conformity with generally accepted accounting principles and applicable laws and regulations. All such books and records are located in the offices of Sellers.

        Section 5.23 CONDITION AND SUFFICIENCY OF ASSETS. The Improvements and Equipment are in adequate condition and repair (subject to normal wear and tear and loss by fire or casualty) and are adequate for the uses to which they are being put. The Improvements, Equipment and Motor Vehicles reflected in the Balance Sheet (except any such tangible property disposed of since January 31, 1996 in the ordinary course of business), or acquired by a Seller after January 31, 1996, constitute all of the operating assets held for use or used in connection with the Business other than those disposed of in the ordinary course of business, and are sufficient for the continued conduct of the Business at the Closing in substantially the same manner as conducted prior to the Closing.

        Section 5.24 SELLERS' DISCLAIMER OF REPRESENTATIONS AND WARRANTIES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED HEREIN OR IN ANY OTHER CERTIFICATE OR DOCUMENT DELIVERED IN CONNECTION HEREWITH, SELLERS HEREBY ARE SELLING THE ACQUIRED PROPERTY "AS IS WHERE IS" AND DO NOT MAKE, AND EXPRESSLY DISCLAIM, ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED AS TO (i) THE USE, OPERATION, CHARACTERISTICS OR CONDITION OF THE ACQUIRED PROPERTY OR ANY PORTION THEREOF, INCLUDING WITHOUT LIMITATION, WARRANTIES OF SUITABILITY, HABITABILITY, MERCHANTABILITY, OR DESIGN OR FITNESS FOR ANY SPECIFIC OR A PARTICULAR PURPOSE, (ii) THE SURFACE OR SUBSURFACE OF THE ACQUIRED PROPERTY, WHETHER OR NOT OBVIOUS, VISIBLE OR APPARENT, (iii) THE PRESENCE OR ABSENCE OF HAZARDOUS SUBSTANCES IN, ON OR UNDER THE ACQUIRED PROPERTY, OR THE COMPLIANCE OF THE BUSINESS WITH ENVIRONMENTAL LAWS, AND (iv) THE SOIL IN, ON OR UNDER THE LAND, DRAINAGE, FLOODING CHARACTERISTICS, UTILITIES OR OTHER CONDITIONS EXISTING IN, ON, OR UNDER THE LAND.

        Section 5.25 CERTAIN EXPENSES. The combined cost to Sellers of water and sewer services relating to the Business (including, without limitation, repair and maintenance expenses, usage fees and any other expenses related to the provision of water and sewer services to the Business) for the twelve (12) months ended December 31, 1995 did not exceed $70,000.

        Section 5.26 INMATE BANK ACCOUNTS. SCHEDULE 5.26 lists each of the Inmate Bank Accounts.

        Section 5.27 ASSUMED ACCRUED VACATION EXPENSE. To the best knowledge of Sellers, the Assumed Accrued Vacation Expense as of the Closing Date will not exceed the Assumed Accrued Vacation Expense as of May 1, 1996 by more than twenty percent (20%).

        Section 5.28 STUDIES, ETC. Sellers have no studies, reports, plans, analyses or similar documents (whether prepared by a Seller's employees or others) in their possession or control relating to Hazardous Substances and Environmental Laws or relating to the Business, Land and Improvements.

        Section 5.29 DISCLOSURE. To the best knowledge of Sellers, there is no fact known to a Seller that has specific application to such Seller (other than general economic or industry conditions) that would have a Material Adverse Effect that has not been set forth in this Agreement or in the Schedules attached hereto.

                                   ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

        Purchaser hereby represents and warrants that:

        Section 6.1 CORPORATE EXISTENCE. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business in all jurisdictions wherein the nature of its business or ownership of its assets require such qualification.

        Section 6.2 AUTHORITY; NO CONFLICTS. Purchaser has all requisite corporate power and authority to carry on its business as presently conducted, to enter into this Agreement and to perform its other obligations under this Agreement. The consummation of the transactions contemplated by this Agreement will not violate, or be in conflict with, any provision of Purchaser's charter, bylaws, any agreement or instrument to which Purchaser is a party or by which Purchaser is bound or any law applicable to Purchaser. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Purchaser. There is no action, claim, suit, arbitration, investigation or proceeding pending or threatened against Purchaser which purports to affect the validity or enforceability of this Agreement or that seeks to prohibit, restrict or delay the consummation of the transactions contemplated hereby.

        Section 6.3 BINDING AGREEMENT. This Agreement constitutes, as of the date hereof, and this Agreement and all documents and instruments required hereunder to be executed and delivered by Purchaser at Closing will constitute, on the Closing Date, legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        Section 6.4 REGULATORY APPROVALS. No filings or other regulatory approvals are required to be filed or obtained by Purchaser in connection with the execution, delivery and performance by Purchaser of this Agreement prior to the consummation of the transactions contemplated herein.

        Section 6.5 PURCHASER'S INSPECTION. Purchaser acknowledges that it is acquiring the Acquired Property based solely on its own (or its representative) inspections of the Acquired Property subject only to the representations and warranties expressly contained in this Agreement or in any other certificate or document delivered in connection herewith. Purchaser further acknowledges that no other representations or warranties (oral or written) of any kind have been made by Sellers, or any representatives of Sellers, as to the Acquired Property, and that SELLERS HAVE DISCLAIMED ALL OTHER REPRESENTATIONS OR WARRANTIES RELATED TO THE ACQUIRED PROPERTY.

                                   ARTICLE VII

              CERTAIN UNDERSTANDINGS AND AGREEMENTS OF THE PARTIES

        Section 7.1   EMPLOYEES.

        (a) Purchaser may, but shall not be obligated to, offer employment to any of the employees of the Business. No Seller will solicit, or endeavor to solicit, after the Closing Date any employee or discourage any such person from accepting such employment with Purchaser. No Seller has made any representations or promises, oral or written, to employees of such Seller concerning employment by Purchaser.

        (b) Purchaser shall not be responsible for any costs, obligations or liabilities which may result from the termination of employment by a Seller of any employee of the Business; PROVIDED, HOWEVER, that Purchaser shall be responsible for and shall assume all costs, losses or damages in connection with the termination by Purchaser of any employee of the Business who is hired by Purchaser on or after the Closing Date. Purchaser makes no representation with respect to the comparability of Purchaser's employee benefits to those offered by a Seller. Purchaser specifically disclaims any obligation to remunerate employees of a Seller who, following the Closing Date, will be employed by Purchaser, at levels equal to the aggregate remuneration provided to such employees while employed by such Seller. Each Seller shall have taken all necessary actions to comply with the Worker Adjustment and Retraining Notification Act (the "WARN ACT") to the extent it is subject to the WARN Act.

        (c) Each Seller shall take such actions as it deems appropriate to terminate, modify, alter or amend the existing Benefit Programs with respect to employees of the Business due to the transactions contemplated by this Agreement. Purchaser shall have no obligation to assume, establish or continue any of such Benefit Programs, including, without limitation, any severance plans of a Seller. Each Seller shall provide all employees of the Business terminated by such Seller with health insurance continuation in accordance with the provisions of Part 6 of Title 1 of ERISA, if applicable.

        Section 7.2   TAXES.

        (a) LIABILITY FOR TAXES. Subject to Section 7.2(d) hereof, Sellers shall be liable for, and shall indemnify and hold Purchaser and its Affiliates harmless from, (i) all Taxes that are imposed on or incurred by Sellers, (ii) all Taxes that are imposed on or incurred with respect to the Acquisition Assets or the Business for any taxable period ending on or before May 1, 1996, (iii) a portion, determined as described below, of any Taxes that are imposed on or incurred with respect to the Acquisition Assets or the Business for any taxable period beginning prior to and ending after May 1, 1996 ("STRADDLE PERIOD") which is allocable to the period ending on or before May 1, 1996, (iv) any Taxes payable as a result of a breach by Sellers of any of the representations set forth in Section 5.16 hereof, and (v) any attorneys' fees or other costs incurred by Purchaser or its Affiliates in connection with any payment from Sellers under this Section 7.2(a). Purchaser shall be liable for, and shall indemnify and hold Sellers and their Affiliates harmless from, all Taxes that are imposed on or incurred with respect to the Acquisition Assets or the Business for which Sellers are not liable under the preceding sentence. The determination of the portion of any Taxes imposed on or incurred with respect to the Acquisition Assets or the Business for a Straddle Period which is allocable to the period ending on or before May 1, 1996 shall be made, in the case of ad valorem, property or similar Taxes, if any, which are not measured by, or based upon, production, or franchise or capital Taxes which are not measured by, or based upon, net income, by allocating such Taxes on a per diem basis, and, in the case of all other Taxes, by assuming that the period ending on or before the Closing Date constitutes a separate taxable period and by taking into account the actual taxable events occurring during such period.

        (b) TAX RETURNS. Sellers shall be responsible for the preparation and filing of any Tax Return relating to the Acquisition Assets or the Business that is originally due on or before the Closing Date. Purchaser shall be liable for the preparation and filing of all other Tax Returns that relate to the Acquisition Assets or the Business.

        (c) RIGHT TO REFUNDS. If Sellers, on the one hand, or Purchaser, on the other hand, receives a refund of any Taxes for which the other is liable, then the party receiving such refund shall, within 30 days after its receipt, remit it to the other party.

        (d) TRANSFER TAXES. Purchaser shall be liable for and pay, and shall indemnify and hold Sellers and their Affiliates harmless from all transfer, sales, use, gross receipts, stamp, value added, excise, or similar Taxes imposed on or relating to the sale or transfer of the Acquisition Assets or the Business.

        Section 7.3 CONSENTS. Sellers shall use their Best Efforts to procure all consents, novations, approvals or waivers which must be obtained by Sellers pursuant to this Agreement or which are necessary to assign the Contracts to Purchaser, and Purchaser will use its Best Efforts to assist Sellers in procuring such consents, novations, approvals or waivers. Purchaser shall pay the expenses, if any, of obtaining such consents. At the Closing, Purchaser may elect to close the transactions contemplated hereby, notwithstanding the fact that Sellers may have failed to obtain consents to the transfer. After the Closing, each Seller will use its Best Efforts to obtain any consents required in connection with the transactions contemplated hereby that are reasonably requested by Purchaser and that have not been previously obtained provided all reasonable expenses therefor are assumed by Purchaser.

        Section 7.4   TITLE.

        (a) Purchaser has caused Charter Title Company, as agent for Lawyers Title Insurance Corporation (the "TITLE COMPANY"), to furnish Purchaser a Commitment for Title Insurance (the "COMMITMENT") from the Title Company addressed to Purchaser covering the Land and Improvements, pursuant to which the Title Company, at Sellers' sole cost and expense (except as provided in Section 9.1(e)(ii)), shall commit to issue to Purchaser a Texas Owner's Policy of Title Insurance (the "TITLE POLICY"), without deletion of the areas and boundaries exception (which may be obtained at Purchaser's expense), in the amount of One Million Eight Hundred Thousand Dollars ($1,800,000) in the form of the Commitment described on SCHEDULE 7.4(A), together with legible copies of all instruments described in the Commitment evidencing defects in, exceptions or objections to or encumbrances upon title to the Land or Improvements.

        (b) Purchaser, at its sole cost and expense, shall have obtained a report of searches made of the Uniform Commercial Code Records of Harris County, Texas and the Secretary of State of Texas in the name of Sellers (the "UCC SEARCHES"), evidencing any Liens relating thereto granted by Sellers.

        (c) Purchaser shall have fifteen business days following receipt of the UCC Searches and Sellers' delivery of the Commitment and the Survey provided for in this Section 7.4 and Section 7.5 to deliver to Sellers its written objections to any matters reflected therein. Any such matters which are not objected to by Purchaser within said fifteen business days shall all be considered Permitted Encumbrances. Sellers shall in good faith diligently work to have the title and survey exceptions raised by Purchaser, other than the Permitted Encumbrances, cured or removed to the reasonable satisfaction of Purchaser by the Closing Date after Purchaser notifies Sellers in writing of such exceptions or objections. If Sellers fail to cure or satisfy such objections for any reason within such time period, Purchaser may either (A) accept conveyance of title to the Land and Improvements subject to such uncured matters and proceed with the Closing contemplated herein (in which event all such matters shall be deemed Permitted Encumbrances), or (B) give written notice to Sellers electing to terminate this Agreement pursuant to Article X hereof. Notwithstanding the foregoing, if the Commitment discloses matters which constitute a mortgage security interest or other lien(s), then on the Closing Date, Sellers shall apply such portion of the Purchase Price as may be necessary to discharge any such lien(s) of record.

        Section 7.5 SURVEY. Sellers, at their sole cost and expense, have caused a new survey (the "SURVEY") of the Land to be made by a licensed surveyor approved by Purchaser. The Survey shall be acceptable to Sellers, to Purchaser and the Title Company and shall contain a certification in favor of Purchaser and the Title Company that the Survey is correct and accurate and that the Land is free of encroachments, except as shown, the form and content of which certification shall be approved by the Purchaser, Sellers, and the Title Company. For purposes of the description of the Land to be included in the Deed (as defined in Section 9.1(e)(i) hereof) to be delivered pursuant to Section 9.1, the description prepared by the surveyor shall control any conflicts or inconsistencies with the descriptions of the Land on EXHIBIT A hereto, and such description shall be deemed to be incorporated into this Agreement upon their completion and approval by Purchaser.

        Section 7.6 REMOVAL OF EXCLUDED ASSETS. Sellers shall remove all Excluded Assets from the Acquired Property within fifteen (15) days after the Closing Date.

        Section 7.7 ORIGINAL BOOKS AND RECORDS. Regardless of whether or not Purchaser obtains copies at the Closing pursuant to Sections 3.2(m), 3.2(n) and 3.2(o) of this Agreement, Seller shall leave all original Business Records, Personnel Files and Compliance Records at the Improvements for use and copying by Purchaser for one year following the Closing Date. During such one year period, Purchaser shall provide Sellers with access to such Business Records, Personnel Files and Compliance Records during normal business hours and upon reasonable notice to Purchaser and Purchaser shall be responsible for preserving such records.

        Section 7.8 FURTHER ASSURANCES. Sellers and Purchaser shall execute and deliver to the other, at the Closing or thereafter, any other instrument which may be requested by the other and which is reasonably appropriate to perfect or evidence any of the sales, assignments, transfers or conveyances contemplated by this Agreement or to transfer any Acquisition Assets identified after the Closing.

        Section 7.9 MAIL RECEIVED AFTER CLOSING. Following the Closing, Purchaser may receive and open all mail addressed to Sellers at the Acquired Property and, to the extent that such mail and the contents thereof relate to the Business or the Acquisition Assets, deal with the contents thereof in its discretion. Purchaser shall promptly notify Sellers of (and provide Sellers copies of the relevant portions of) any mail that obliges Sellers to take any action or indicates that action may be taken against any of them. To the extent that such mail and the contents thereof do not relate to the Business or the Acquisition Assets, such mail and the contents thereof shall be promptly forwarded to Sellers at 2208 West 34th Street, Houston, Texas 77018.

        Section 7.10 POST-CLOSING SETTLEMENT. As soon as practicable after the Closing, and in any event within thirty (30) business days following the Closing Date, Sellers shall deliver to Purchaser a statement (the "INTERIM PERIOD ACCOUNTING STATEMENT") indicating (i) the Operating Revenues for the period from May 1, 1996 through the Closing Date (the "INTERIM PERIOD"), (ii) the Operating Expenses for the Interim Period, (iii) the amount of the Operating Revenues for the Interim Period collected by Sellers (the "INTERIM REVENUES COLLECTED AMOUNT"), and (iv) the amount of the Operating Expenses for the Interim Period paid by Sellers (the "INTERIM EXPENSES PAID AMOUNT," and, together with the Interim Revenues Collected Amount, the "INTERIM AMOUNTS"). The Interim Period Accounting Statement shall be accompanied by a certificate of Sellers to the effect that such statement has been prepared on a basis consistent with that used in the preparation of the Balance Sheet and generally accepted accounting principles.

               Within five (5) business days following the delivery of the Interim Period Accounting Statement, Purchaser shall notify Sellers if Purchaser disputes the Interim Amounts. If Purchaser does not so notify Sellers, Purchaser shall be deemed to have accepted such Interim Amounts upon the expiration of the five (5) business days. If Purchaser does so notify Sellers that Purchaser disputes the Interim Amounts, and if Purchaser and Sellers are thereafter unable to agree within ten (10) additional business days upon the Interim Amount, such amount shall be determined by an independent accounting firm selected by Sellers from a list of three such firms provided by Purchaser. The determination by such accounting firm shall be final and binding on Purchaser and Sellers, and the fees and expenses of such accounting firm shall be borne equally by Sellers, on the one hand, and Purchaser, on the other hand.

               If, as finally determined pursuant to this Section, the Interim Revenues Collected Amount is greater than the Interim Expenses Paid Amount, Sellers collectively shall pay Purchaser an amount in cash equal to the difference. If, as finally determined pursuant to this Section, the Interim Revenues Collected Amount is less than the Interim Expenses Paid Amount, Purchaser shall pay Sellers collectively an amount in cash equal to the difference. Such payments by Purchaser or Sellers pursuant to this Section shall be made within five (5) business days of either Purchaser's acceptance of the Interim Amounts or the determination of the Interim Amounts by the accounting firm.

        Section 7.11 BILLS AND PAYMENTS RECEIVED AFTER CLOSING. Purchaser shall promptly send Sellers any bills or other notices that payment is due that Purchaser receives after Closing related to obligations of Sellers not assumed by Purchaser under this Agreement, and Sellers shall promptly pay such bills or other debts on or before the date that such bills are due. Sellers and Purchaser shall each promptly send to the other any payments received by them after Closing that is an asset of the other.

        Section 7.12 LOSS DUE TO CONDEMNATION. In the event of a condemnation proceeding commenced on or before the Closing Date with respect to all or any material portion of the Land and Improvements, Purchaser may, upon written notice to the Sellers given within 10 days of receipt of notice of such event, terminate this Agreement pursuant to Article X of this Agreement. In the event that Purchaser does not elect to terminate, then this Agreement shall remain in full force and effect, and the transaction hereby contemplated shall close in accordance with the terms and conditions of this Agreement except that Sellers shall assign to Purchaser at Closing all of Sellers' rights and interests in and to any condemnation awards which have been paid or are payable to Sellers, less reasonable costs and attorneys fees of Sellers in connection therewith.

        Section 7.13 LOSS DUE TO CASUALTY. In the event of a Substantial Loss or Damage (defined below) to the Acquired Property or Improvements by fire or other casualty prior to the Closing Date, unless such Substantial Loss or Damage results from the negligence of Purchaser, Purchaser may, upon written notice to the Sellers within 10 days of receipt of notice of such event, terminate this Agreement pursuant to Article X of this Agreement. In the event that Purchaser does not elect to terminate, then this Agreement shall remain in full force and effect, and the transaction hereby contemplated shall close in accordance with the terms and conditions of this Agreement except that Sellers shall assign to Purchaser at Closing all of Sellers' rights and interests in and to any insurance proceeds which have been or are payable to Sellers as a result of such damage or loss, less reasonable costs and attorneys fees of Sellers in connection therewith. "SUBSTANTIAL LOSS OR DAMAGE" shall mean a loss or damage of 20% or more of the square footage of the Improvements or material damage to the Acquired Property. In the event of a loss or damage arising prior to the Closing Date that constitutes less than a Substantial Loss or Damage by fire or other casualty, Purchaser shall not have the right to terminate this Agreement pursuant to this Section 7.13, however, Sellers shall assign to Purchaser at Closing all of Sellers' rights and interests in and to any insurance proceeds which have been or are payable to Sellers as a result of such damage or loss, less reasonable costs and attorneys fees of Sellers in connection therewith


                                  ARTICLE VIII

                                    COVENANTS

     Section 8.1 SELLERS' COVENANTS. Sellers jointly and severally covenant and agree with Purchaser as follows:

               (a) CONDUCT OF BUSINESS. Except as permitted hereunder or contemplated hereby or as consented to in writing by Purchaser, through the Closing Date each Seller will (i) conduct the Business in the usual and ordinary course thereof, including, without limitation, the making of proposals, quotations, bids and solicitations, and the entering into of contracts for the purchase of products and purchase and sale of services; (ii) communicate regularly with Purchaser and keep Purchaser closely advised of any material developments relating to the Business;
        (iii) permit Purchaser to have reasonable access to the Acquired Property and to review and copy the books and records of the Business;
        (iv) maintain and preserve the assets of such Seller in customary repair, order and condition, reasonable wear and tear and loss by fire and casualty (which loss shall be governed by Section 7.13 hereof) excepted, and proceed with any improvements in progress at the Improvements associated with the Business; (v) use its Best Efforts to preserve Seller's business organization intact, to retain the services of Seller's officers and employees and to preserve Seller's relationships with its suppliers and the TDCJ and other Governmental Authorities with which Sellers have engaged in business related to the Business; (vi) use its Best Efforts to cause all of the representations and warranties in Article V hereof to continue to be true and correct;
        (vii) continue to purchase inventories, supplies and similar items in the ordinary course in order to have as of May 1, 1996 and to maintain thereafter through the Closing Date adequate and historical levels of such items; and (viii) not make contract bids for a value greater than

        $10,000; PROVIDED, HOWEVER, that nothing in this Section 8.1(a) shall prohibit or restrict a Seller from repaying any of its indebtedness from funds not included among the Acquisition Assets.

               (b) MAINTENANCE OF INSURANCE. Each Seller will (i) maintain or cause to be maintained the insurance policies or risk retention programs (or policies or programs of substantially the same nature) of each Seller in full force and effect at all times until the Closing Date and
        (ii) cause Purchaser to receive the benefit of such policies, programs or coverage (including self-insurance or any insurance reserves) from and after the Closing with respect to incidents occurring prior to the Closing.

               (c) INFORMATION AND ACCESS. Each Seller will afford representatives of Purchaser reasonable access during normal business hours to its offices, personnel, Improvements, equipment and records, for the purpose of conducting an investigation thereof. Each Seller will furnish to Purchaser such additional financial and operating data and other information as Purchaser may reasonably request; PROVIDED, HOWEVER, that the confidentiality of any data or information so acquired shall be maintained by Purchaser and its representatives in accordance with Section 8.2(a) hereof.

               (d) BEST EFFORTS. Each Seller will use its Best Efforts to obtain the satisfaction of the conditions to Closing set forth in
        Section 9.1 hereof.

               (e) PUBLIC ANNOUNCEMENTS AND DISCLOSURE OF COMPANY INFORMATION. Subject to applicable law, at all times until the Closing each Seller will promptly advise, and obtain the approval of, Purchaser before (i) issuing, or permitting any of such Seller's directors or officers to issue, any press release with respect to this Agreement or the transactions contemplated hereby or (ii) disclosing, or permitting any of such Seller's directors or officers to disclose, to any Person (other than Sellers or Purchaser or their respective directors, officers, employees, representatives or agents) nonpublic information regarding Purchaser.

               (f) OTHER OFFERS. Except in connection with the transactions contemplated by this Agreement, from and after the date hereof, each Seller shall not, and shall not knowingly permit any of its officers, directors, employees, Affiliates, representatives or agents to, directly or indirectly, (i) solicit, initiate or knowingly encourage any offer or proposal for, or any indication of interest in, a merger or business combination involving a Seller or the acquisition of an equity interest in, or a substantial portion of the assets of, Seller or (ii) engage in negotiations with or disclose any nonpublic information relating to a Seller, or afford access to the properties, books or records of a Seller, to any Person.

               (g) NOTIFICATION OF CERTAIN MATTERS. Each Seller shall give prompt notice to Purchaser of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date and (ii) any material failure by a Seller to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder;

        PROVIDED, that the delivery of any notice pursuant to this Section 8.1(g) shall not limit or otherwise affect the remedies available hereunder to Purchaser; and PROVIDED, FURTHER that this provision shall not affect Sections 5.24 and 6.5 hereof.

        Section 8.2 PURCHASER'S COVENANTS. Purchaser covenants and agrees with Sellers as follows:

               (a) PUBLIC ANNOUNCEMENTS AND DISCLOSURE OF COMPANY INFORMATION. Subject to applicable law, at all times until the Closing Purchaser will promptly advise, and obtain the approval of, each Seller before (i) issuing, or permitting any of Purchaser's directors, officers, employees, representatives, agents or subsidiaries to issue, any press release with respect to this Agreement or the transactions contemplated hereby or (ii) disclosing, or permitting any of Purchaser's directors, officers, employees, representatives, agents or subsidiaries to disclose, to any Person (other than Purchaser or Sellers or their respective directors, officers, employees, representatives or agents) nonpublic information regarding Sellers.

               (b) BEST EFFORTS. Purchaser will use its Best Efforts to cause the representations and warranties contained in Article VI hereof to continue to be true and correct through the Closing Date and to obtain the satisfaction of the conditions to Closing set forth in Section 9.2 hereof.


                                   ARTICLE IX

                             CONDITIONS TO CLOSING

        Section 9.1 CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser to consummate the transactions contemplated herein are subject, at the option of Purchaser, to satisfaction of the following conditions:

               (a) COMPLIANCE. Sellers shall have complied with their covenants and agreements contained herein, and the representations and warranties contained in Article V hereof shall be true and correct in all material respects on the date hereof and as of the Closing Date;

               (b) OFFICERS' CERTIFICATE. Purchaser shall have received a certificate, substantially in the form of EXHIBIT C hereof, dated the Closing Date, of an executive officer of each Seller certifying as to the matters specified in Section 9.1(a) hereof;

               (c) SELLERS' RESOLUTIONS. Each Seller shall deliver to Purchaser certified copies of resolutions duly adopted by the board of directors of each Seller, as the case may be, authorizing and approving the execution and delivery of this Agreement, including the exhibits and schedules hereto, and the consummation of the transactions contemplated herein;

               (d) RENEWAL OF OPERATING CONTRACTS. All operating contracts of TAF listed on SCHEDULE 3.2(B) hereto shall have been renewed, extended or finalized, as the case may be, at the minimum per diems specified opposite each such operating contract listed on SCHEDULE 3.2(B), through at least August 31, 1997;

               (e) TRANSFER DOCUMENTS. Each Seller shall execute and deliver to Purchaser such bills of sale and other instruments of sale, transfer, conveyance, assignment and delivery covering the Acquisition Assets or any part thereof, executed by Sellers or other appropriate parties, as Purchaser may reasonably require to assure the full and effective sale, transfer, conveyance, assignment and delivery to Purchaser of the Acquisition Assets free and clear of any rights and claims of third parties (other than Permitted Encumbrances) no later than the close of business on the Closing Date, including, but not limited to, the following:

                      (i) special warranty deed (the "DEED"), substantially in
               the form of EXHIBIT D hereto and acceptable to Purchaser, duly executed by THF, duly acknowledged and in form for recording, conveying the Land and Improvements to Purchaser, which Deeds shall convey to Purchaser good, and indefeasible fee simple title to the Land and Improvements and all of Sellers' right, title and interest in and to the Appurtenances, free and clear of all liens, encumbrances, covenants, conditions, restrictions, rights-of-way, easements and other matters affecting the title to the Land and Improvements except for the Permitted Encumbrances;

                      (ii) the standard form of Texas Owner's Policy of Title
               Insurance as set forth on SCHEDULE 7.4(A) issued by the Title Company, at the sole cost and expense of Seller (except as provided below in this Section 9.1(e)(ii)), insuring Purchaser's good and indefeasible fee simple title to the Land and Improvements in the amount of One Million Eight Hundred Thousand Dollars ($1,800,000), subject only to the Permitted Encumbrances with such endorsements and/or deletions thereto as are set forth on SCHEDULE 7.4(A) hereto, such endorsements and/or deletions being at Purchaser's cost and expense;

                      (iii) a general conveyance by each Seller transferring to
               Purchaser good and indefeasible title to all of the Acquisition Assets, substantially in the form of EXHIBITS E-1 AND E-2 hereto;

                      (iv) all documents reasonably required for the assignment
               of Sellers' rights under all registrations, permits and licenses (to the extent permitted by law), equipment or motor vehicle leasing agreements, motor vehicle and rolling stock titles, rights under sales and/or purchase orders and of Sellers' rights under all other Contracts (including the operating contracts of TAF listed on SCHEDULE 3.2(B) hereto) constituting a part of the Acquisition Assets;

                       (v) copies of all of the contracts, agreements,
               commitments, books, records, files and other data that (x) are included in the Acquisition Assets or

               (y) relate to or affect the Acquisition Assets and are reasonably necessary for the continued conduct of the Business; and

                      (vi) such other instruments of transfer and assignment in
               respect of the Acquisition Assets as Purchaser shall reasonably require and as shall be consistent with the terms and provisions of this Agreement. Prior to the Closing Date, Sellers will take such reasonable steps as may be requisite or appropriate so that no later than the close of Business on the Closing Date, Purchaser will be in actual ownership and control of all of the Acquisition Assets;

                       (f) ABSENCE OF MATERIAL ADVERSE EFFECT. No Material
               Adverse Effect shall have occurred since the date hereof;

               (g) RESIDENT POPULATION OF THE BUSINESS AND CORRECTIONAL FACILITY PERMIT. Purchaser, in its sole discretion, shall be satisfied that the resident population of the halfwayhouse operated on the Acquired Property will be maintained at a level in excess of 300 residents, and shall have received a correctional facility permit from the City of Houston allowing the Business to have in excess of 300 beds at the halfway-house at 10950 Beaumont Highway, or a letter from the City of Houston satisfactory to Purchaser regarding the issuance of such approval subsequent to Closing;

               (h) CONSULTING AGREEMENT. Joe Knauth shall have executed and delivered to Purchaser a consulting agreement, substantially in the form of EXHIBIT F hereto;

               (i) ENVIRONMENTAL REVIEW AND REMEDIATION. Purchaser shall have received a current Phase I environmental review, prepared at Purchaser's expense, with respect to the Acquired Property and such survey shall not have raised any questions as to the accuracy of Sellers' representations and warranties in Section 5.11 hereof;

               (j) ORDERS, ETC. No action, suit or proceeding shall have been commenced or shall be pending or, to the knowledge of Sellers, threatened, and no statute, rule, regulation or order shall have been enacted, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement, by any Governmental Authority or court that reasonably may be expected to (i) prohibit Purchaser's ownership or operation of all or a material portion of the Business or the Acquisition Assets, or compel Purchaser to dispose of or hold separate all or a material portion of Purchaser's or Sellers' business or assets, as a result of the transactions contemplated by this Agreement or (ii) prohibit consummation of the transactions contemplated by this Agreement;

               (k) REMOVAL OF LIENS. Sellers shall have caused any and all Liens on the Acquisition Assets, other than Permitted Encumbrances, to be released and shall have provided Purchaser with documentary evidence to such effect;

               (l)    ADDITIONAL REAL PROPERTY MATTERS.

                      (i) Purchaser shall have timely received the Title Commitment, the Survey, and each of those items described in Section 7.4 herein and any objections of Purchaser thereto shall have been waived pursuant to such Section;

                      (ii) There shall be no unpaid ad valorem taxes or assessments levied or assessed against the Acquired Property for five
        (5) years prior to the year in which Closing occurs. If the Acquired Property, or any part thereof, shall be or shall have been affected by any such assessments for five (5) years prior to the year of Closing, which are or may become payable in installments, then for the purposes of this Agreement all the installments of any such assessment whether due or payable prior to or after the date of Closing shall be paid and discharged by Sellers at the Closing and Purchaser shall take title free of the lien of all the unpaid installments of any such assessment;

               (m) CONSENTS. All consents and approvals required in connection with the execution, delivery and performance of this Agreement shall have been obtained; and

               (n) OTHER DOCUMENTS; VERIFICATION BY INDEPENDENT AUDITOR. Sellers shall deliver to Purchaser such other documents, instruments and certificates as may be reasonably requested by Purchaser. Purchaser, at its sole cost and expense, shall have the right to have an independent public auditing firm verify the accuracy of Sellers' representations and warranties which relate the financial condition of the Business.

        Section 9.2 CONDITIONS TO OBLIGATIONS OF SELLERS. The obligations of Sellers to consummate the transactions contemplated herein are subject, at the option of Sellers, to satisfaction of the following conditions:

               (a) COMPLIANCE. Purchaser shall have complied with its covenants and agreements contained herein, and the representations and warranties contained in Article VI hereof shall be true and correct in all material respects on the date hereof and as of the Closing Date;

               (b) PURCHASER'S CERTIFICATE. Sellers shall have received a certificate, substantially in the form of EXHIBIT G hereof, dated the Closing Date, of an executive officer of Purchaser certifying as to the matters specified in Section 9.2(a) hereof;

               (c) PURCHASER'S RESOLUTIONS. Purchaser shall deliver to Sellers certified copies of resolutions duly adopted by the board of directors of Purchaser authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein;

               (d) ORDERS, ETC. No action, suit or proceeding shall have been commenced or shall be pending or, to the actual knowledge of the officers and directors of Purchaser, threatened, and no statute, rule, regulation or order shall have been enacted, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement, by any Governmental Authority or court that reasonably may be expected to (i) prohibit Purchaser's ownership or operation of all or a material portion of the Business or the Acquisition Assets, or compel Purchaser to dispose of or hold separate all or a material portion of Sellers' business or assets, as a result of the transactions contemplated by this Agreement or (ii) prohibit consummation of the transactions contemplated by this Agreement.


                                    ARTICLE X

                                   TERMINATION

        Section 10.1 GROUNDS FOR TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

               (a) by the mutual written agreement of Sellers and Purchaser;

               (b) by Purchaser by written notice thereof to Sellers if any of the conditions set forth in Section 9.1 hereof shall have become incapable of fulfillment by or before 12:00 p.m., Houston time, on May 20, 1996, and shall not have been waived by Purchaser;

               (c) by Purchaser, as set forth in Sections 7.12 and 7.13;

               (d) by Sellers by written notice thereof to Purchaser if any of the conditions set forth in Section 9.2 hereof shall have become incapable of fulfillment by or before 12:00 p.m., Houston time, on May 20, 1996, and shall not have been waived by Sellers;

               (e) by Sellers or Purchaser by written notice thereof to the other if the transactions contemplated hereby shall not have been consummated by 12:00 p.m., Houston time, on May 20, 1996, or such other date, if any, as Sellers and Purchaser shall agree upon in writing; or

               (f) by Sellers or Purchaser by written notice thereof to the other if the consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or Governmental Authority having competent jurisdiction enjoining, restraining or otherwise preventing, or awarding substantial damages in connection with, or imposing a material adverse condition upon, the consummation of this Agreement or the transactions contemplated hereby;

PROVIDED, HOWEVER, that a party (treating the Sellers as one party) shall not be allowed to exercise any right of termination pursuant to this Section 10.1 if the event giving rise to such termination right shall be due to the negligent or willful failure of the party seeking to terminate this Agreement to perform or observe in any material respect any of the covenants or agreements set forth herein to be performed or observed by such party.

        Section 10.2 EFFECT OF TERMINATION. The following provisions shall apply in the event of a termination of this Agreement:

               (a) Subject to subsections (b) and (c) of this Section 10.2, if this Agreement is terminated by Sellers or by Purchaser as permitted under Section 10.1 hereof, such termination shall be without liability to any party to this Agreement or any stockholder, director, officer, employee, agent or representative of such party; PROVIDED, that if this Agreement is terminated by Sellers or Purchaser as permitted by Section 10.1, unless the event giving rise to such termination right shall be due to the negligent or willful failure of Purchaser, Sellers shall refund the Option Fee to Purchaser promptly after such termination of this Agreement;

               (b) If this Agreement is terminated as a result of the negligent or willful failure of Purchaser to perform its obligations hereunder, Purchaser shall forfeit the Option Fee to Sellers as full payment for damages for such negligent or willful failure. The parties hereto acknowledge and agree that the actual damages that Sellers might sustain by reason of such negligent or willful failure of Purchaser to perform its obligations hereunder are uncertain and would be difficult, if not impossible, to ascertain, and that the Option Fee would be reasonable compensation for any such negligent or willful failure;

               (c) If this Agreement is terminated as a result of the negligent or willful failure of a Seller to perform its obligations hereunder, Sellers shall promptly refund to Purchaser the Option Fee. The parties hereto acknowledge and agree that Purchaser, as a result of the actual damages Purchaser would sustain by reason of such negligent or willful failure of a Seller to perform its obligations hereunder, could not be made whole by monetary damages, and it is accordingly agreed that Purchaser shall have the right to elect to enforce specific performance under this Agreement as Purchaser's sole and exclusive remedy and Sellers waive the defense in any such action for specific performance that a remedy at law would be adequate;

               (d) If this Agreement is terminated for any reason, Purchaser agrees that it will not compete with Sellers for any of the Contracts for a period of one year after the termination of this Agreement; and

               (e) The parties hereto hereby agree that the provisions of Sections 10.2, 13.1, 13.3, 13.5 and 13.7 hereof and Article XI hereof shall survive any termination of this Agreement.


                                   ARTICLE XI

                                 INDEMNIFICATION

        Section 11.1 SELLERS' INDEMNITY OBLIGATIONS. Sellers, jointly and severally, shall indemnify and hold Purchaser and Purchaser's officers, directors, stockholders, employees, agents and

Affiliates (each a "PURCHASER INDEMNIFIED PARTY") harmless from and against any and all claims, actions, causes of action, arbitrations, proceedings, losses, damages, liabilities, judgments and expenses (including, without limitation, reasonable attorneys' fees) ("INDEMNIFIED AMOUNTS") incurred by a Purchaser Indemnified Party as a result of (a) any material breach or misrepresentation in any of the representations and warranties made by or on behalf of any Seller in this Agreement or any certificate or instrument delivered in connection with this Agreement, (b) any material violation or breach by any Seller of or default by any Seller under the terms of this Agreement or any certificate or instrument delivered in connection with this Agreement, (c) except for liabilities and obligations expressly assumed by Purchaser pursuant to this Agreement, any act or omission by any Seller or any officer, director, employee, agent or representative of any Seller, occurring on or prior to the Closing Date with respect to the Business or the Acquisition Assets (including any claim by a third party, including employees and Inmates, arising out of or related to any act or omission by any Seller or any officer, director, employee, agent or representative of any Seller occurring on or prior to the Closing Date with respect to the Business or Acquisition Assets), or (d) any liabilities or obligations of any Seller or any officer, director, employee, agent or representative of any Seller not expressly assumed by Purchaser pursuant to this Agreement.

        Section 11.2 PURCHASER'S INDEMNITY OBLIGATIONS. Purchaser shall indemnify and hold Sellers and Sellers' officers, directors, employees, agents and Affiliates (each a "SELLER INDEMNIFIED PARTY") harmless from and against any and all Indemnified Amounts incurred by a Seller Indemnified Party as a result of (a) any material breach or misrepresentation in any of the representations and warranties made by or on behalf of Purchaser in this Agreement or any certificate or instrument delivered in connection with this Agreement, (b) any material violation or breach by Purchaser of or default by Purchaser under the terms of this Agreement or any certificate or instrument delivered in connection with this Agreement, (c) except for liabilities and obligations retained by Sellers pursuant to this Agreement, any act or omission by Purchaser or any officer, director, stockholder, employee, agent or representative of Purchaser occurring after May 1, 1996 with respect to the Business or the Acquisition Assets (including any claim by a third party, including employees and Inmates, arising out of any act or omission by Purchaser or any officer, director, stockholder, employee, agent or representative of Purchaser occurring after May 1, 1996 with respect to the Business or the Acquisition Assets), or (d) any liabilities or obligations of Sellers expressly assumed by Purchaser pursuant to this Agreement other than the liabilities and obligations assumed by Purchaser pursuant to Section 4.1(c), for which liabilities and obligations Purchaser shall indemnify a Seller Indemnified Party only to the extent such liabilities and obligations result from the actions or use of the Acquired Property by Purchaser or any officer, director, stockholder, employee, agent or representative of Purchaser subsequent to the Closing Date.

        Section 11.3 THRESHOLD. No party shall be liable under or with respect to this Article XI or otherwise with respect to the breach of any representation or warranty except to the extent the aggregate amount of such liability (for all such claims) exceeds $10,000 ("THRESHOLD AMOUNT"), and then only to the extent of such excess; PROVIDED, HOWEVER, that it is understood that this Threshold Amount shall not apply to the payment of vendor bills occurring in the ordinary course of business.

        Section 11.4 INDEMNIFICATION PROCEDURES. All claims for indemnification under this Agreement shall be asserted and resolved as follows:

        (a) A party claiming indemnification under this Agreement (an "INDEMNIFIED PARTY") shall with reasonable promptness (i) notify the party from whom indemnification is sought (the "INDEMNIFYING PARTY") of any third-party claim or claims asserted against the Indemnified Party ("THIRD PARTY CLAIM") for which indemnification is sought and (ii) transmit to the Indemnifying Party a copy of all papers served with respect to such claim (if any) and a written notice ("CLAIM NOTICE") containing a description in reasonable detail of the nature of the Third Party Claim, an estimate of the amount of damages attributable to the Third Party Claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis of the Indemnified Party's request for indemnification under this Agreement.

               Within 30 days after receipt of any Claim Notice (the "ELECTION PERIOD"), the Indemnifying Party shall notify the Indemnified Party (i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party with respect to such Third Party Claim and (ii) whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Third Party Claim.

               If the Indemnifying Party notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense (if the Indemnified Party is entitled to indemnification hereunder), such Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 11.5(a). The Indemnifying Party shall have full control of such defense and proceedings. The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party (but only if the Indemnified Party is entitled to indemnification hereunder), to file, during the Election Period, any motion, answer or other pleadings that the Indemnified Party shall reasonably deem necessary or appropriate to protect its interests or those of the Indemnifying Party and not prejudicial to the Indemnifying Party (it being understood and agreed that if an Indemnified Party takes any such action that is materially prejudicial and causes a final adjudication that is adverse to the Indemnifying Party, the Indemnifying Part shall be relieved of its obligations hereunder with respect to such Third Party Claim). If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, including, without limitation, the making of any related counterclaim against the person asserting the Third Party Claim or any cross-complaint against any person. Except as otherwise provided herein, the Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 11.4 and shall bear its own costs and expenses with respect to such participation.

               If the Indemnifying Party fails to notify the Indemnified Party within the Election Period that the Indemnifying Party elects to defend the Indemnified Party pursuant to the preceding paragraph, or if the Indemnifying Party elects to defend the Indemnified Party but fails to prosecute or settle the Third Party Claim as herein provided, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (if the Indemnified Party is entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 11.4, and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

               Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article XI and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section
11.4 or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all costs and expenses of such litigation.

               The Indemnifying Party shall not settle or compromise any Third Party Claim unless (i) the terms of such compromise or settlement require no more than the payment of money (I.E., such compromise or settlement does not require the Indemnified Party to admit any wrongdoing or take or refrain from taking any action), (ii) the full amount of such monetary compromise or settlement will be paid by the Indemnifying Party, and (iii) the Indemnified Party receives as part of such settlement a legal, binding and enforceable unconditional satisfaction and/or release, in form and substance reasonably satisfactory to it, providing that such Third Party Claim and any claimed lability of the Indemnified Party with respect thereto is being fully satisfied by reason of such compromise or settlement and that the Indemnified Party is being released from any and all obligations or liabilities it may have with respect thereto. The Indemnified Party shall not settle or admit liability to any Third Party Claim without the prior written consent of the Indemnifying Party unless (x) the Indemnifying Party has disputed its potential liability to the Indemnified Party, and such dispute either has not been resolved or has been resolved in favor of the Indemnifying Party or (y) the Indemnifying Party has failed to respond to the Indemnified Party's Claim Notice.

        (b) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "INDEMNITY NOTICE") describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis of the Indemnified Party's request for indemnification under this Agreement.

        Section 11.5 DETERMINATION OF INDEMNIFIED AMOUNTS. The Indemnified Amounts payable by an Indemnifying Party hereunder shall be determined (i) by the written agreement of the parties, (ii) by binding arbitration pursuant to
Section 13.7 of this Agreement, (iii) by a final judgment or decree of any court of competent jurisdiction, or (iv) by any other means agreed to in writing by the parties. A judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken have been fully determined. The Indemnified Party shall have the burden of proving the Indemnified Amounts suffered by the Indemnified Party.

        Section 11.6 ESCROW. Sellers and Purchaser expressly acknowledge that the indemnification obligations of Sellers and Purchaser and the payment of Indemnified Amounts pursuant to this Article XI shall not be limited to or by the Escrowed Purchase Price or the terms of the Escrow Agreement.


                                   ARTICLE XII

                            COVENANTS NOT TO COMPETE

        Section 12.1 SELLERS' COVENANTS NOT TO COMPETE. Except as otherwise consented to or approved in writing by Purchaser and except with respect to operations related to Sellers' business as currently conducted on the Excluded Land, Sellers will not (A) at any time for a period of five years following the Closing Date, directly or indirectly, acting alone or as a member of a partnership, as a shareholder of any security, as an agent, owner in full or in part, advisor, consultant to or representative of, any Person:

               (a) engage in any business in competition with the Business or any other business operation of Purchaser in the prison or halfway-house construction or management field in the State of Texas; or

               (b) request any present or future customer or supplier of the Business to curtail or cancel its business with Purchaser in respect to the Business; or

               (c) unless otherwise required by law, disclose to any person, firm or corporation any details of organization or business affairs of the Business, any names of past or present customers of Sellers or any other nonpublic information concerning the Business; or

               (d) induce or attempt to influence any employee of Purchaser engaged in the conduct of the Business to terminate his or her employment; or

(B) at any time following the date hereof, disclose to any person, firm or corporation any trade, technical or technological secrets used by the Business or any other knowledge or information of a confidential nature (which knowledge and information is not otherwise in the public domain) with respect to the Business.

        Sellers acknowledge that this covenant not to compete is being provided as an inducement to Purchaser to acquire the Acquisition Assets and that this
Article XII contains reasonable limitations as to time, geographical area and scope of activity to be restrained and no broader than necessary to protect legitimate business interests of Purchaser directly or indirectly associated with the transactions pursuant to this Agreement. Sellers acknowledge that, in the event the scope of the covenants set forth in this Article XII is deemed to be too broad in any court proceeding, the court may reduce such scope to that which it deems reasonable under the circumstances. The parties hereto agree and acknowledge that Purchaser does not have any adequate remedy at law for the breach or threatened breach by Sellers of the covenants and agreements set forth in this Article XII and, accordingly, Sellers further agree that Purchaser may, in addition to the other remedies which may be available to it hereunder, file a suit in equity to enjoin Sellers from such breach or threatened breach and consent to the issuance of injunctive relief hereunder. If Sellers are found to have violated this
Article XII, then the party having been found to have violated this Article XII shall pay all costs and reasonable attorney's fees incurred by Purchaser to enforce its rights under this Article XII.

                                  ARTICLE XIII

                                  MISCELLANEOUS

        Section 13.1 COMMISSIONS. Sellers each represent and warrant that they have done nothing to create any liability for the payment of any commission or compensation in the nature of a finder's fee or similar fee to any broker or any other Person in connection with this Agreement and the transactions contemplated hereby. Sellers, jointly and severally, shall indemnify and hold Purchaser harmless from and against any and all claims for finders' fees, brokers' commissions or similar fees made by any party as a result of this Agreement and the transactions contemplated hereunder to the extent that any such commission or fee was incurred, or alleged to have been incurred, by, through or under Sellers. Purchaser shall indemnify and hold Sellers harmless from and against any and all claims for finders' fees, brokers' commissions or similar fees made by any party as a result of this Agreement and transactions contemplated hereunder to the extent that any such commission was incurred, or alleged to have been incurred, by, through or under Purchaser.

        Section 13.2 SURVIVAL. The representations and warranties set forth in this Agreement and in any certificate or instrument delivered in connection herewith shall be continuing and shall survive the Closing for a period of the lesser of the statutory survival period or two years following the Closing Date, but shall thereafter terminate and be of no further force or effect; PROVIDED, HOWEVER, that in the case of all representations and warranties, there shall be no such termination with respect to any such representation or warranty as to which a bona fide claim has been asserted by written notice of such claim delivered to the party or parties making such representation or warranty prior to the expiration of the survival period; PROVIDED, FURTHER, that the representations and warranties set forth in Sections 5.2, 5.9, 5.10, 5.11 and
5.13 shall survive the Closing indefinitely.

        Section 13.3 EXPENSES. Except as otherwise expressly provided herein, each party shall bear its own respective expenses incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, including its own consultant's fees, attorneys' fees, accountants' fees, investment banking and loan fees and other similar costs and expenses.

        Section 13.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been received only if and when
(i) personally delivered or (ii) on receipt after mailing, by United States mail, first class, postage prepaid, by certified mail return receipt requested, or by facsimile transmission to the respective parties, addressed in each case as follows (or to such other address as may be specified by like notice):

        (1)    If to Sellers, to:          Texas Alcoholism Foundation, Inc. and
                                           The Texas House Foundation, Inc.
                                           2208 West 34th Street
                                           Houston, Texas 77018
                                           Attention:  Joe Knauth
                                           Facsimile:  (713) 686-7785

               With a copy (which shall
               not constitute notice) to:  Dow, Cogburn & Friedman, P.C.
                                           9 Greenway Plaza
                                           Suite 2300 Coastal Tower
                                           Houston, Texas 77046
                                           Attention: Abraham P. Friedman
                                           Facsimile: (713) 940-6099

        (2)    If to Purchaser, to:        Cornell Corrections of Texas, Inc.
                                           4801 Woodway, Suite 400W
                                           Houston, Texas 77056
                                           Attention: Steven W. Logan
                                           Facsimile: (713) 623-2853

               With a copy (which shall
               not constitute notice) to:  Baker & Botts, L.L.P.
                                           910 Louisiana
                                           One Shell Plaza
                                           Houston, Texas 77002-4995
                                           Attention: Wade H. Whilden
                                           Facsimile:  (713) 229-1522

        Section 13.5 ENTIRE AGREEMENT. This Agreement, including all schedules and exhibits hereto, which schedules or exhibits are incorporated herein by reference and deemed to be a part of this Agreement, constitutes the entire agreement of the parties with respect to the subject matter hereof, and may not be modified, amended or terminated except by a written instrument specifically referring to this Agreement signed by all the parties hereto.

        Section 13.6 GOVERNING LAW. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Texas without giving effect to the principles of conflicts of laws thereof.

        Section 13.7  ARBITRATION.

        (a) Any issue, controversy or claim arising out of or relating to this Agreement or its alleged breach that cannot be resolved by mutual agreement within sixty (60) days' notice thereof shall be resolved exclusively by final and binding arbitration in Houston, Texas in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA"), and judgment on the award rendered by the arbitrator may be entered by any court having jurisdiction thereof; PROVIDED, HOWEVER, that the parties shall have the right to agree among themselves as to the amount of the claim.

        (b) The arbitrators shall be selected by mutual agreement of the parties, if possible. If the parties fail to reach agreement upon appointment of arbitrators within thirty (30) days following receipt by one party of the other party's notice of arbitration, each party shall select one arbitrator and the two resulting arbitrators shall mutually agree on a third arbitrator from a list or lists of proposed arbitrators submitted by AAA. The selection process shall be that which is set forth in the AAA commercial arbitration rules then prevailing, except that (i) the number of preemptory strikes shall not be limited and (ii) if the parties' arbitrators fail to select an arbitrator from one or more lists, AAA shall not have the power to make an appointment but, subject to Section 13.7(c) hereof, shall continue to submit additional lists until an arbitrator has been selected. Initially, however, promptly following its receipt of a request to submit a list of proposed arbitrators, AAA shall convene the parties' arbitrators in person or by telephone and attempt to facilitate their selection of the third arbitrator by agreement. If an arbitrator should die, withdraw or otherwise become incapable of serving, a replacement shall be selected and appointed in the same manner as the initial third arbitrator.

        (c) If the third (or successor) arbitrator has not been selected following submission of three or more lists by AAA, either party may declare the existence of an impasse by giving written notice to the other. In that event, the third (or successor) arbitrator shall be selected in the following manner:
Each party shall designate three proposed arbitrators whose names appear on any of the lists previously submitted by AAA. The parties shall then eliminate five of the designated names by alternately striking one, and the person whose name remains shall serve as arbitrator. If necessary, the party to make the first strike shall be designated by lot.

        (d) All aspects of the arbitration shall be confidential, and the parties and arbitrators shall not disclose to others, or permit disclosure of, any information related to the proceedings, including but not limited to discovery, testimony and other evidence, briefs and the award.

        (e) Upon the motion of either party, and for good cause shown, the arbitrators, by majority vote, may make any order which justice requires to protect a party from the disclosure of proprietary, privileged or confidential business information, including orders (i) that depositions or hearings be conducted with no one present except persons designated by a majority of the arbitrators, and (ii) that depositions, exhibits, other documents filed with the arbitrators or transcripts of the hearing be sealed and not disclosed except as specified by the arbitrators.

        Section 13.8 ASSIGNMENTS AND THIRD PARTIES. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other party; PROVIDED, HOWEVER, that it is understood and agreed that Purchaser may assign all or any portion of its rights and delegate all or any portion of its duties hereunder to an Affiliate of Purchaser, in which event the assignee of Purchaser shall execute and deliver all documents, certificates and other instruments to be executed and delivered by Purchaser at the Closing in lieu of Purchaser, which documents, certificates and other instruments shall be appropriately modified to conform to such assignee's organizational status. No assignment shall release a party of any of its obligations under this Agreement.

        Section 13.9 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any of the parties hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        Section 13.10 AMENDMENTS; NO WAIVERS. Any provision of this Agreement may be amended or waived prior to the Closing Date if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

        Section 13.11 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement shall entitle any Person other than the parties hereto or their respective successors and assigns permitted hereby to any claim, cause of action, remedy or right of any kind.

        Section 13.12 HEADINGS; USE OF CERTAIN TERMS. The headings and table of contents herein are for convenience only and shall have no significance in the interpretation hereof. Unless the context shall otherwise require, the singular shall include the plural and vice versa, and each pronoun in any gender shall include all other genders.

        Section 13.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed for all purposes to be an original, but all of which together shall constitute one and the same agreement.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                        TEXAS ALCOHOLISM FOUNDATION, INC.


                                        By:   /s/ JOE KNAUTH
                                                  PRESIDENT


                                        THE TEXAS HOUSE FOUNDATION, INC.

                                        By:  /s/ JOE KNAUTH
                                                 PRESIDENT


                                        CORNELL CORRECTIONS OF TEXAS, INC.

                                        By:  /s/ STEVEN W. LOGAN
                                                 TREASURER